Exhibit 4.1










                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                        NATURAL GAS SERVICES GROUP, INC.

                                   ("BUYER"),

               THE SHAREHOLDERS OF SCREW COMPRESSION SYSTEMS, INC.

                                  ("SELLERS"),

                                       AND

                         SCREW COMPRESSION SYSTEMS, INC.


                                   ("COMPANY")

                                TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS

1.1      Definitions...........................................................1

ARTICLE 2 - PURCHASE AND SALE

2.1     Purchase and Sale......................................................3
2.2     Payments on Closing; Post-Closing Adjustment...........................3
2.3     The Closing............................................................4
2.4     Deliveries.............................................................4

ARTICLE 3

[Intentionally Omitted]

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY

4.1     Organizations, Standing and Power......................................5
4.2     No Subsidiaries........................................................6
4.3     Capital Structure......................................................6
4.4     Title to Company Shares................................................7
4.5     Authorization; Enforceability..........................................7
4.6     Absence of Conflicting Agreement.......................................8
4.7     Title to Properties....................................................9
4.8     Condition of Properties................................................9
4.9     Contracts.............................................................10
4.10    No Default............................................................12
4.11    Intellectual Property.................................................12
4.12    Leases................................................................12
4.13    Financial Statements..................................................13
4.14    Absence of Certain Changes and Events.................................13
4.15    No Undisclosed Liabilities............................................15
4.16    No Litigation or Labor Disputes.......................................15
4.17    Taxes.................................................................15
4.18    Governmental Authorizations...........................................16
4.19    Insurance.............................................................16
4.20    Brokers...............................................................17
4.21    Bank Accounts.........................................................17
4.22    Employees.............................................................17
4.23    Employee Benefit Plans................................................17
4.24    Environmental Compliance..............................................19
4.25    Related Party Transactions............................................20


                                      (i)

4.26    Real Properties.......................................................21
4.27    Labor Matters.........................................................22
4.28    Compliance with Laws; Permits.........................................23
4.29    Prospects; Outstanding Commitments; Customers and Suppliers...........24
4.30    Minute Books..........................................................24
4.31    Subchapter S Matters..................................................24
4.32    Absence of Certain Business Practices.................................24
4.33    Completeness of Disclosure............................................25

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE BUYER

5.1     Organization; Standing and Power......................................25
5.2     Capital Structure.....................................................25
5.3     Authority; Non-contravention..........................................26
5.4     SEC Documents.........................................................27
5.5     Absence of Material Adverse Change....................................28
5.6     No Default............................................................28
5.7     No Undisclosed Material Liabilities...................................28
5.8     Compliance with Laws; Permits.........................................28
5.9     Brokers...............................................................29
5.10    Litigation............................................................29
5.11    Financing.............................................................29
5.12    Tax Matters...........................................................29
5.13    Completeness of Disclosure............................................29

ARTICLE 6 - COVENANTS RELATING TO CONDUCT OF BUSINESS AND
ADDITIONAL AGREEMENTS

6.1     Conduct of Business of the Company....................................30
6.2     Access to Information.................................................32
6.3     Reasonable Efforts; Notification......................................34
6.4     Fees and Expenses.....................................................35
6.5     Public Announcements..................................................35
6.6     Agreement to Defend...................................................35
6.7     Nasdaq National Market................................................35
6.8     Payment of Indebtedness...............................................35

ARTICLE 7 - CONDITIONS PRECEDENT

7.1     Conditions to Each Party's Obligation to Effect the Purchase..........36
7.2     Conditions to Obligations of Buyer....................................36
7.3     Conditions to Obligations of the Company and the Sellers..............37


                                      (ii)

ARTICLE 8 - TERMINATION, AMENDMENT AND WAIVER

8.1     Termination...........................................................38
8.2     Procedure for Termination, Amendment, Extension or Waiver.............39
8.3     Effect of Termination.................................................39
8.4     Amendment.............................................................39
8.5     Extension; Waiver.....................................................39

ARTICLE 9 - SPECIAL PROVISIONS AS TO CERTAIN MATTERS

9.1     No Negotiation........................................................40
9.2     Audited Financial Statements..........................................40

ARTICLE 10 - INDEMNIFICATION

10.1    Indemnification of Buyer..............................................40
10.2    Indemnification of Sellers............................................42
10.3    Remedies; Specific Performance........................................43
10.4    Survival..............................................................44

ARTICLE 11 - TAX MATTERS

11.1    Tax Periods Ending on or Before the Closing Date......................44
11.2    Tax Periods Beginning Before and Ending After the Closing Date........44
11.3    Cooperation on Tax Matters............................................44
11.4    Tax Sharing Agreements................................................45
11.5    Certain Taxes.........................................................45
11.6    Section 338(h)(10) Election...........................................45

ARTICLE 12 - GENERAL PROVISIONS

12.1    Survival of Representations and Warranties............................46
12.2    Survival of Covenants and Agreements..................................47
12.3    Interpretation........................................................47
12.4    Counterparts..........................................................47
12.5    Entire Agreement; No Third-Party Beneficiaries........................47
12.6    Governing Law.........................................................47
12.7    Assignment............................................................47
12.8    Enforcement of the Agreement..........................................47
12.9    Performance by Sub....................................................48
12.10   Severability..........................................................48
12.11   Joint Participation in Drafting.......................................48
12.12   Notices...............................................................48


                                     (iii)

                                    EXHIBITS

Exhibit A            -     Certain Officers of the Company
Exhibit B            -     Certain Officers of the Buyer
Exhibit C            -     Promissory Note
Exhibit D            -     Release
Exhibit E            -     Employment Agreement
Exhibit F            -     Stockholders' Agreement
Exhibit G            -     Opinion of Company's Counsel
Exhibit H            -     Opinion of Buyer's Counsel


                                    SCHEDULES

Schedule 4.2         -     Subsidiaries
Schedule 4.3         -     Company Shares
Schedule 4.4         -     Title to Company Shares
Schedule 4.6         -     Conflicting Agreements
Schedule 4.7         -     Title Defects
Schedule 4.8         -     Condition of Properties
Schedule 4.9         -     Material Contracts
Schedule 4.12        -     Leases
Schedule 4.14        -     Certain Changes and Events
Schedule 4.15        -     Liabilities and Obligations
Schedule 4.16        -     Litigation
Schedule 4.17        -     Taxes
Schedule 4.19        -     Insurance
Schedule 4.21        -     Bank Accounts
Schedule 4.22        -     Employees
Schedule 4.23        -     Company Benefit Plans
Schedule 4.24        -     Hazardous Materials
Schedule 4.25        -     Related Party Transactions
Schedule 4.26        -     Real Property
Schedule 4.27        -     Labor Matters
Schedule 4.29        -     Customers and Suppliers









                                      (iv)

                             INDEX TO DEFINED TERMS

                                                                      Section
                                                                    ------------

Affiliate........................................................         1.1
Affiliated Group.................................................         1.1
Agreement........................................................         1.1
Buyer............................................................   Introduction
Buyer Balance Sheet..............................................         5.4
Buyer Balance Sheet Date.........................................         5.4
Buyer Charter Documents..........................................         5.3
Buyer Common Stock...............................................         5.2(a)
Buyer Indemnitee or Buyer Indemnitees ...........................       10.1
Buyer Permits....................................................         5.7
Buyer Stock Plans................................................         5.2(a)
Closing..........................................................         1.1
Closing Date.....................................................         1.1
Code.............................................................           1.1
Company..........................................................   Introduction
Company Balance Sheet............................................       4.13
Company Balance Sheet Date.......................................       4.13
Company Benefit Plan.............................................       4.23
Company Charter Documents........................................         4.5(a)
Company Permits..................................................       4.28
Company Shares...................................................         4.3(b)
Company Stock Plans..............................................         4.3(a)
Employer.........................................................       4.23
Employment Agreements............................................    2.4(a)(iii)
Environmental Laws...............................................         1.1
ERISA............................................................       4.23
Exchange Act.....................................................         5.3
Financial Statements.............................................       4.13
Governmental Entity..............................................         4.5(a)
Hazardous Materials..............................................         1.1
hereof, herein and hereunder.....................................       12.3
include, includes or including...................................       12.3
IRS..............................................................     4.23(i)(B)
Knowledge........................................................         1.1
Lien.............................................................         1.1
Material Adverse Effect or Material Adverse Change...............         1.1
Material Contracts...............................................         4.9(a)
Person ..........................................................         1.1
Promissory Notes.................................................         2.2(c)
Purchase.........................................................         2.1
Purchase Consideration...........................................         1.1


                                      (v)

Real Property....................................................        4.26(a)
SEC..............................................................         5.3
SEC Documents....................................................         5.4
Securities Act...................................................         5.2
Seller Indemnitee or Seller Indemnitees..........................       10.2
Seller or Sellers................................................   Introduction
Sellers' Releases................................................     2.4(a)(ii)
Stockholders' Agreement..........................................     2.4(a)(iv)
subsidiary.......................................................         1.1
Tax or Taxes.....................................................       4.17(a)
Tax Return.......................................................       4.17(a)
338 Adjustment...................................................        11.6
































                                      (vi)

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT, dated as of October 18, 2004, is made and entered by and among Paul D. Hensley, Jim Hazlett and Tony Vohjesus
(hereinafter referred to collectively as "Sellers" and individually as a "Seller"), Screw Compression Systems, Inc., a Texas corporation (the "Company"), and Natural Gas Services Group, Inc., a Colorado corporation ("Buyer").

                                   WITNESSETH:


         WHEREAS, Sellers own all of the issued and outstanding shares of the capital stock of the Company; and

         WHEREAS, Sellers are willing to sell to Buyer, and Buyer is willing to purchase from Sellers, all of the issued and outstanding capital stock of the Company, on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the above premises and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for purposes of this Agreement:


                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

                  "Affiliated Group" means any affiliated group within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of state, local or foreign law.

                  "Agreement" means this Stock Purchase Agreement, together with the Schedules and the Exhibits attached hereto, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Closing" means the actual transfer and delivery of the documents transferring the Company Shares to Buyer, the payment of the Purchase Consideration and the exchange and delivery by the parties of the other documents and instruments contemplated by this Agreement.

                  "Closing Date" means, subject to the provisions of Section 8.1, December 6, 2004;

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Confidentiality Agreement" means that certain Confidentiality Agreement, dated April 12, 2004, by and between the Company and Buyer.

                  "Environmental Laws" means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to pollution, protection of the environment or the use, storage, treatment or disposal of Hazardous Materials.

                  "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials and substances, including radioactive materials, regulated pursuant to any Environmental Laws.

                  "Knowledge" with respect to (i) Sellers and the Company means the knowledge of each Seller and the knowledge of the Company's officers listed in Exhibit A, after reasonable inquiry, and (ii) Buyer means the knowledge of the officers of Buyer listed in Exhibit B, after reasonable inquiry.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, easement, claim, lien, lease (including any capitalized lease) or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code of the State of Texas or comparable law of any jurisdiction.

                  "Material Adverse Effect" or "Material Adverse Change" means, when used in connection with any Person, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, assets, condition (financial or otherwise) or results of operations of that Person and its subsidiaries, taken as a whole, except for such changes or effects in general economic, capital market, regulatory or political conditions, changes resulting from war or terrorism and changes that affect generally the natural gas compressor industry and do not disproportionately affect such Person.

                  "Person"  means  an  individual,   corporation,   partnership,
limited liability company, association, trust, unincorporated organization or other entity.

                  "Purchase Consideration" means the aggregate price to be paid by Buyer for the Company Shares held by Sellers, as provided for in Section 2.1.

                  a "subsidiary" of any Person means any corporation, partnership, association, joint venture, limited liability company or other entity in which such Person owns more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of directors or other governing body of such other legal entity.


                                    ARTICLE 2
                                PURCHASE AND SALE

         2.1 Purchase and Sale. At the Closing on the Closing Date, and upon all of the terms and subject to all of the conditions of this Agreement, each Seller shall sell, assign, convey, transfer and deliver to Buyer, and Buyer shall purchase, all of Sellers' Company Shares, such sale and purchase transactions being collectively referred to herein as the "Purchase". The Purchase Consideration to be paid to Sellers as a group shall be $15,000,000.00, subject to adjustment as provided for in Section 2.2(d).

         2.2 Payments on Closing; Post-Closing Adjustment. At the Closing on the Closing Date, Buyer shall, in consideration for good and marketable title to the Company Shares, free and clear of all Liens, charges, encumbrances and restrictions of any kind, pay the Purchase Consideration to Sellers as follows:

         (a) Cash Consideration - Buyer shall deliver to each Seller by wire transfer in immediately available federal funds the amount set forth opposite such Seller's name below:

                Paul D. Hensley             $ 5,600,000
                Jim Hazlett                 $   800,000
                Tony Vohjesus               $ 1,600,000
                                            -----------
                        Total               $ 8,000,000

         (b) Stock Consideration - Buyer shall deliver to each Seller a certificate evidencing the number of shares of Buyer Common Stock set forth opposite such Seller's name below:

               Paul D. Hensley                  426,829
               Jim Hazlett                       60,976
               Tony Vohjesus                    121,951
                                            -----------
                       Total                    609,756

         (c) Note Consideration - Buyer shall deliver to each Seller a promissory note in the form of Exhibit C (the "Promissory Notes"), with appropriate insertions, in the principal amount set forth opposite such Seller's name below:

               Paul D. Hensley              $ 2,100,000
               Jim Hazlett                  $   300,000
               Tony Vohjesus                $   600,000
                                            -----------
                       Total                $ 3,000,000

         (d) Post-Closing Adjustment - If Buyer elects to make a Section 338(h)(10) election under the Code pursuant to Section 11.6, Buyer shall, to the extent required by Section 11.6(b), make a 338 Adjustment payment promptly after the determination of such amount, in immediately available funds, to the Sellers in proportion to their ownership of the Company Shares and the Purchase Consideration shall be deemed to have increased accordingly.

         2.3 The Closing. The Closing of the transactions contemplated by this Agreement shall take place at 11:00 a.m., local time on the Closing Date, at the offices of John L. Shafer III, 5918 E. 31st Street, Tulsa, Oklahoma 74135, or at such other time and place as the parties might hereafter mutually agree in writing.

         2.4 Deliveries. At the Closing on the Closing Date:

         (a)      Sellers will deliver to Buyer:

                  (i)  certificates   representing  the  Company  Shares,   duly
         endorsed (or accompanied by duly executed stock powers);

                  (ii) releases in the form of Exhibit D executed by Sellers (collectively, the "Sellers' Releases");

                  (iii)  employment  agreements  in  substantially  the  form of
         Exhibit E, with appropriate insertions mutually agreeable to Sellers, Robert Scott and Buyer, executed by Sellers and Robert Scott (collectively, the "Employment Agreements");

                  (iv) a stockholders' agreement in the form of Exhibit F, executed by Sellers (the "Stockholders' Agreement");

                  (v) a certificate executed by each Seller representing and warranting to Buyer that, except as otherwise stated in such certificate, each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date, except that representations and warranties that are by their express provisions made as of a specific date need be true and correct only as of such specific date; and

                  (vi) if so requested by Buyer before the Closing Date, the written resignations of all officers and members of the Board of Directors of the Company.

         (b)      Buyer will deliver or cause to be delivered to Sellers:

                  (i) the payments set forth in Section 2.2(a);

                  (ii) the Promissory Notes;

                  (iii) the share certificates described in Section 2.2(b);

                  (iv) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date;

                  (v) the Employment Agreements, executed by Buyer;

                  (vi) the Stockholders' Agreement, executed by Buyer; and

                  (vii) as security for the Buyer's  payment and  performance of the Promissory Notes, irrevocable standby letters of credit issued by Western National Bank, Midland, Texas, for Buyer's account and otherwise being in a form mutually agreeable to Sellers and Buyer. Each letter of credit shall designate one Seller as beneficiary thereof and shall be in the face amount set forth opposite such Seller's name below:

                    Paul D. Hensley           $ 1,400,000
                    Jim Hazlett                   200,000
                    Tony Vohjesus                 400,000
                                              -----------
                            Total             $ 2,000,000


                                    ARTICLE 3

                             [Intentionally omitted]



                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                             SELLERS AND THE COMPANY

         Sellers and the Company, jointly and severally, represent and warrant to Buyer that the statements contained in this Article 4 are true, correct and complete as of the date of this Agreement.

         4.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business or in good standing (individually or in the aggregate) would not have, or would not reasonably be likely to have, a Material Adverse Effect on the Company. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. Complete and correct copies of the certificate and articles of incorporation, as amended, and the bylaws, as amended, of the Company as in effect on the date of this Agreement have been previously delivered by Sellers to Buyer.

         4.2 No  Subsidiaries.  Except as set  forth in  Schedule  4.2,  (a) the
Company has no subsidiaries, and does not own, directly or indirectly, any capital stock or other ownership, participation or equity interest in any corporation, partnership, limited liability company, association, joint venture or other entity , and (b) there are no outstanding contractual obligations or commitments of the Company to acquire or make any investment in any shares of capital stock or other ownership, participation or equity interest in any corporation, partnership, limited liability company, association, joint venture or other entity.

         4.3 Capital Structure.

                  (a) As of the date hereof, the authorized capital stock of the Company consists of 200,000 shares of common stock, no par value. At the close of business on October 15, 2004, 100,000 shares of common stock were issued and outstanding. No shares of common stock were held by the Company in its treasury. The Company has no outstanding stock options, stock appreciation rights, phantom units, profit participation or similar rights with respect to the Company. No shares of capital stock or other equity or voting securities of the Company are reserved for issuance or are outstanding. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights or in violation of state or federal securities laws, and there are no preemptive rights with respect thereto. No capital stock has been issued by the Company since the Company Balance Sheet Date. Except as set forth above, as of the date hereof there are no outstanding or authorized securities, options, warrants, calls, rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which the Company is a party, or by which it is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity or voting securities of, or other ownership interests in, the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in Schedule 4.3, there are not as of the date of this Agreement and there will not be at the Closing Date any shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company.

                  (b) The shares of capital stock of the Company held by Sellers (the "Company Shares") in the amounts set forth in Schedule 4.3 constitute all of the issued and outstanding shares of capital stock or other ownership interests of the Company. Except for the purchase and sale of the Company Shares pursuant to this Agreement, there are no outstanding claims, options or other rights of any Person to purchase from Sellers, and no contracts or commitments providing for the granting of rights to acquire, any of the Company Shares. Except as disclosed on Schedule 4.3, there are no claims pending or, to the Knowledge of Sellers and the Company, threatened, against the Company or any Seller that concern or affect title to the Company Shares, or that seek to compel the issuance of capital stock or other securities of the Company.

                  (c) There are no outstanding obligations in connection with the redemption by the Company of any of the previously issued and outstanding shares of capital stock of the Company.

         4.4 Title to Company Shares. Each Seller has legal, beneficial and record title to the Company Shares set forth opposite such Seller's name on
Schedule 4.4, free and clear of any and all Liens, restrictions, options, voting trusts or agreements, proxies, encumbrances, claims or charges of any kind whatsoever (except as set forth in Section 4.3) and are validly issued, fully paid and nonassessable. Sellers have or will have at the Closing physical custody of the certificates evidencing all of the Company Shares. At Closing, Buyer will acquire good and defensible title to the Company Shares, free and clear of any and all Liens, restrictions, options, voting trusts or agreements, proxies, encumbrances, claims or charges of any kind.

         4.5 Authorization; Enforceability.

                  (a) The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both ) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of the Company under, any provision of (i) the articles of incorporation or bylaws of the Company, each as amended through the date hereof (the "Company Charter Documents"), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise or license applicable to the Company or its properties or assets or (iii) subject to governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to the Company or its properties or assets, other than in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have, or would not reasonably be likely to have, a Material Adverse Effect on the Company and would not, or would not reasonably be likely to, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, including local authorities (a "Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.

                  (b) The execution, delivery and performance of this Agreement and all of the agreements, documents and instruments required under this Agreement by Sellers and the consummation by Sellers of the transactions contemplated hereby and thereby (including the sale, transfer, assignment and delivery of the Company Shares), are within the power, legal rights, legal capacity and authority of Sellers. This Agreement is, and the other agreements, documents and instruments required by this Agreement will be, when executed and delivered by Sellers, the valid and binding obligations of Sellers, enforceable against Sellers in accordance with their terms, except as (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         4.6 Absence of Conflicting Agreements. Except as set forth in Schedule 4.6, neither the execution, delivery or performance of this Agreement by Sellers or the Company, nor the consummation of the transactions contemplated hereby does or will, after the giving of notice, or the lapse of time or both, or otherwise:

                  (a) subject to receipt of any necessary third party consents, conflict with, result in a breach of, constitute a default, or give rise to a right of termination under the certificate and articles of incorporation or bylaws of the Company, any federal, state or local law, statute, ordinance, rule or regulation applicable to the Company or Sellers, or any court or administrative order or process, or any contract, agreement, arrangement, commitment or plan to which Sellers or the Company is a party or by which Sellers or the Company is bound;

                  (b) result in the creation of any Lien upon any of the Company Shares, or the assets, business and properties of the Company;

                  (c) subject to receipt of any necessary third party consents, terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform any contract, agreement, arrangement, commitment or plan to which the Company is a party or by which it is bound;

                  (d) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, any duties or obligations are to be performed, or any rights or benefits are to be received, under any contract, agreement, arrangement, commitment or plan to which the Company is a party or by which it is bound; or

                  (e) to the Knowledge of Sellers and the Company, require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or public agency or other authority, including the U.S. Environmental Protection Agency or other federal or state environmental protection agency.

         4.7 Title to Properties. The Company has good and defensible title to, or valid leasehold interests in, all of its material properties and assets (and a fee simple estate in all owned real property), including all properties and assets (tangible and intangible) reflected in the Company Balance Sheet, except for (i) such properties and assets as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business, (ii) defects in title set forth on Schedule 4.7, (iii) such imperfections of title, easements, rights of way and similar matters and failures of title as would not, individually or in the aggregate, have a Material Adverse Effect on the Company or materially interfere with the Company's use of such assets or properties, (iv) Liens for current Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and which have been sufficiently accrued or reserved against in the Company Balance Sheet), (v) Liens of carriers, warehousemen, mechanics, laborers, materialmen, landlords, vendors, workmen and operators arising by operation of law in the ordinary course of business or by a written agreement existing as of the date hereof for sums not yet due or being contested in good faith by appropriate proceedings, (vi) Liens, easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations and other similar encumbrances incurred in the ordinary course of business or existing on property not materially impairing the value of the assets of the Company or interfering with the ordinary conduct of the business of the Company or rights to any of its assets, and (vii) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation (other than ERISA) for sums not yet due, which would not, individually or in the aggregate, result in a Material Adverse Effect on the Company. All such assets and properties, other than assets and properties in which the Company has leasehold interests, are free and clear of all Liens, other than those (i) set forth in Schedule 4.7 and (ii) Liens, that, in the aggregate, do not and will not materially interfere with the ability of the Company to conduct business as currently conducted or as reasonably expected to be conducted. Except as set forth in Schedule 4.7, none of the Company's properties, assets or business are subject to any restrictions with respect to the transferability thereof.

         4.8 Condition of Properties. To the Knowledge of Sellers and the Company, except as set forth in Schedule 4.8, all properties and assets owned or utilized by the Company are in good operating condition and repair, free from any defects (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations of the Company), ordinary wear and tear excepted, and have been maintained consistent with prudent industry practice. No other assets or properties are needed to permit the Company to carry on its business as conducted during the preceding 12 months and as proposed to be conducted. To the Knowledge of Sellers and the Company, except as set forth in
Schedule 4.8, all buildings, plants and other structures owned or otherwise utilized by the Company are in good condition and repair, ordinary wear and tear excepted, and have no structural defects or defects affecting the plumbing, electrical, sewerage, or heating, ventilating or air conditioning systems (except such minor defects as do not significantly interfere with the use thereof in the conduct of the normal operations of the Company) and are suitable and adequate for the purposes for which they are presently being used.

         4.9      Contracts.

                  (a) Schedule 4.9 is a true, correct and complete list of all contracts of the categories described below (whether written or oral), including all amendments thereto, existing as of the date of this Agreement to which the Company is a party or by which any of the properties, business or assets of the Company is bound or is materially affected ("Material Contracts"):

                  (i) any note, agreement, mortgage, indenture, security agreement, and other instrument relating to the borrowing of money or evidence of credit for the deferred purchase price of property, or the direct or indirect guarantee by the Company of any such indebtedness or deferred purchase price in excess of $50,000.00;

                  (ii) any lease of real property or material personal property providing for annual payments by the Company under any such lease or group of related leases in excess of $50,000.00;

                  (iii) any agreement that has a term of one year or more and/or provides for future payments in excess of $50,000.00 that is not terminable (without penalty) on no more than one month's notice;

                  (iv) any management, employment and consulting agreement or other contract for personal services that is not terminable on no more than one month's notice without penalty;

                  (v) any agreement providing for severance pay, collective bargaining agreements, and labor contracts;

                  (vi) any surety, performance and maintenance bond in excess of $50,000.00;

                  (vii) any plan, contract or arrangement providing for bonuses, pensions, deferred compensation, retirement plan payments, profit sharing, incentive pay, or for any other employee benefit plan;

                  (viii) any brokerage or finder's agreement obligating the Company to make a payment thereunder;

                  (ix) any agreement that restricts the right of the Company to engage in any place in any line of business;

                  (x) any contract, commitment, agreement or arrangement between the Company and any Affiliate thereof;

                  (xi) any contract or agreement relating to the sale, lease or other disposition of any of the properties, business or assets of the Company having a value, individually or in the aggregate, in excess of $50,000.00;

                  (xii) any contract, commitment, or agreement that involves commodity or interest rate swaps, floors, caps, collars, futures, options or other similar transactions; and

                  (xiii) any obligation currently outstanding affecting any of the properties, business or assets of the Company which requires a single or series of related future expenditures in the aggregate in excess of $50,000.00.

                  (b) Sellers and the Company have provided Buyer with access to true, correct and complete copies of all written Material Contracts and all amendments, modifications and supplements thereto, and have provided Buyer with accurate descriptions of all oral Material Contracts, including the parties thereto, the value of the goods and services to be provided thereunder and the financial obligations of the parties thereunder.


                  (c) To the Knowledge of Sellers and the Company, as of the date of this Agreement, the Company's relationships are generally satisfactory with its suppliers who are material to the conduct of the Company's business.

                  (d) As of the date of this Agreement, the Company does not have outstanding any powers of attorney with any Person, except that the Company has granted its power of attorney to Jim Burwell, a true and correct copy of which has been provided to Buyer.

                  (e) Each of the Material Contracts to which the Company is a signatory has been duly executed by the Company and to the Knowledge of Sellers and the Company, as of the date of this Agreement, the Company is not in breach of any Material Contract.

                  (f) The Company has performed in all material respects each material term, covenant and condition of each of the Material Contracts to which it is a party or by which it is bound, and, to the Knowledge of Sellers and the Company, no material event of default on the part of any other party thereto exists under any of the Material Contracts. The Company is current on all payment obligations under all Material Contracts to which it is a party or by which it is bound.

                  (g) To the Knowledge of Sellers and the Company, no event has occurred under any of the Material Contracts that would constitute a material default thereunder on the part of any other party thereto.

                  (h) Each of the Material Contracts is valid, binding, enforceable and in full force and effect, unimpaired by any acts or omissions of the Company or its officers, directors and agents, and constitutes the legal and binding obligation of the Company in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally, and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         4.10 No Default. The Company is not in default, breach or violation (and, to the Knowledge of Sellers and the Company, no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Company Charter Documents; (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is now a party or by which the Company or any of its properties, business or assets is bound; or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, except in the case of clauses (ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on the Company.

         4.11 Intellectual Property. The Company owns, or is licensed or otherwise has the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs ("Intellectual Property Rights") which are material to the condition (financial or otherwise) or conduct of the business and operations of the Company. To the Knowledge of Sellers and the Company, (i) the use of Intellectual Property Rights by the Company in its current operations does not infringe on the Intellectual Property Rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of the Company which could have a Material Adverse Effect on the Company, and (ii) no Person is, in any manner that could have a Material Adverse Effect on the Company, infringing on any Intellectual Property Right of the Company. No claims are pending or, to the Knowledge of Sellers and the Company, threatened that the Company is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property Right.

         4.12 Leases.

                  (a) The leases described on Schedule 4.12 constitute all of the lease agreements between the Company and third Persons affecting the Company's real property, material personal property or relating to the operation of the business of the Company. The Company and Sellers have furnished true and complete copies of each of the leases to Buyer, including any and all amendments, supplements or modifications thereto.

                  (b) The Company has performed in all material respects each material term, covenant and condition of each of the leases to which it is a party or which is required to be performed by it at or before the date hereof, and no material event of default on the part of the Company and, to the Knowledge of Sellers and the Company, on the part of any other party thereto, exists under any lease.

                  (c) Each of the leases is legal, valid, binding, enforceable and in full force and effect, unimpaired by any acts or omissions of the Company and constitutes the legal and binding obligation of the Company in accordance with its terms, except (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally and
(ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (d) To the Knowledge of Sellers and the Company, there is no law, ordinance, regulation or requirement in existence, including any Environmental Law or the Americans with Disabilities Act of 1990, as amended, which would require any expenditure to remediate, remedy, remove, modify or improve any of the real property that is the subject of any lease in order to bring it into compliance therewith.

                  (e) There are no leasing commissions or similar payments due, arising out of, resulting from or with respect to any lease which are owed by the Company, except to the extent accrued on the Company Balance Sheet.

                  (f) The Company has not assigned, transferred, conveyed, mortgaged, or deeded in trust any interest in the leases.

                  (g) The Company has not subordinated its interest under any of the leases to any third party, mortgagee or otherwise.

                  (h) The Company enjoys peaceful and undisturbed possession under all leases.

         4.13 Financial Statements. The Company and Sellers have provided to Buyer true and complete copies of (i) the unaudited balance sheets of the Company as of December 31, 2001, 2002 and 2003, and the related unaudited statements of operations and changes in stockholders' equity for the three fiscal years then ended and (ii) the unaudited balance sheet of the Company and the related unaudited statements of operations for the seven-month period ended July 31, 2004 (collectively, the "Financial Statements"). The Financial
Statements (i) have been prepared in accordance with generally accepted accounting principles (except for certain balance sheet classifications, and certain required reports and all footnote disclosures have been omitted) on a basis consistent throughout the periods covered thereby; (ii) present fairly, in all material respects, the financial condition of the Company as of the dates thereof and the results of its operations for the periods then ended (subject to normal year-end audit adjustments); and (iii) are consistent with the books and records of the Company, which books and records are true, correct and complete in all material respects. For purposes of this Agreement, "Company Balance Sheet" means the balance sheet as of July 31, 2004, and "Company Balance Sheet Date" means July 31, 2004.

         4.14  Absence of Certain  Changes or  Events.  Except as  disclosed  in
Schedule 4.14, since the Company Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practices and there has not been:

                  (a) any event, occurrence, circumstance or development that has had, or has been reasonably likely to have, a Material Adverse Effect with respect to the Company;

                  (b) any default on the part of the Company under any indebtedness of the Company, or any event which with the lapse of time or the giving of notice, or both, would constitute such a default;

                  (c) any issuance, sale or other disposal of any capital stock or other equity security of the Company, or any grant of options, warrants or other rights to obtain any of its capital stock;

                  (d) (A) any contract or agreement entered into by the Company on or prior to the date hereof relating to any material acquisition or disposition of any assets or business, or (B) any modification, amendment, assignment, termination or relinquishment by the Company of any contract, license or other right (including any insurance policy naming it as a beneficiary or loss payable payee) that reasonably would be likely to have a Material Adverse Effect on the Company, in each case other than transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

                  (e) any amendment made or authorized to the Company Charter Documents;

                  (f) any increase in compensation paid, payable or to become payable by the Company to any of its officers, directors or employees, or any material change in personnel policies or benefits, outside of the ordinary course of business consistent with past practices;

                  (g) any creation or assumption by the Company of any security interest or other Lien imposed upon any material assets of the Company;

                  (h) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a Material Adverse Effect on the Company;

                  (i) any commitment to or liability to any labor organization which represents, or proposes to represent, employees of the Company;

                  (j) any sale, assignment, lease or other transfer or disposition of any of the assets or properties of the Company, except in the ordinary course of business or in connection with the acquisition of similar property or assets or retirements of assets in the ordinary course of business consistent with past practices;

                  (k) any write down of the value of, or write off as uncollectible, any asset or accounts receivable of the Company;

                  (1) any declaration, setting aside or payment, directly or indirectly, of any cash or non-cash dividend or other cash or non-cash distribution in respect of any of the securities of the Company, or any direct or indirect redemption, purchase or other acquisition of any securities of the Company or agreement to do so;

                  (m) any material change in the Company's accounting methods, principles or practices;

                  (n) any amendment of any term of any outstanding security of the Company that would materially increase the obligations of the Company under such security;

                  (o) any making of any loan, advance or capital contribution to or material investment in any Person by the Company other than loans, advances, capital contributions or investments, in each case not exceeding $10,000.00; or

                  (p) (A) any incurrence or assumption by the Company of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions thereof that do not materially increase the commitments thereunder) or otherwise by the Company in the ordinary course of business consistent with past practices, or (B) any guaranty, endorsement or other incurrence or assumption of liability, whether directly, contingently or otherwise, by the Company for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.

         4.15 No Undisclosed Liabilities. The Company has no debt, liability or obligation of any kind, whether accrued, absolute, contingent, inchoate, determined, determinable or otherwise, except for (i) liabilities or obligations which, individually or in the aggregate would not have a Material Adverse Effect on the Company, (ii) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby, (iii) liabilities or obligations disclosed in Schedule 4.15; (iv) liabilities or obligations disclosed in the Financial Statements; and (v) liabilities or obligations arising in the ordinary course of business after the Balance Sheet Date and which do not have a Material Adverse Effect on the Company.

         4.16 No Litigation. Except as disclosed on Schedule 4.16, there is no suit, action, proceeding or investigation presently pending or, to the Knowledge of Sellers or the Company, threatened against or affecting the Company that has had or could reasonably be expected to have a Material Adverse Effect on the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company which has had, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

         4.17 Taxes.

         (a) Except as set forth in Schedule 4.17, the Company has timely filed (taking into account any extensions) all Tax Returns required to be filed by it on or before the date of this Agreement and has timely paid or deposited all Taxes and estimated Taxes which are required to be paid or deposited on or before such date. Each of the Tax Returns filed by the Company is accurate and complete in all material respects and has been completed in all material respects in accordance with applicable laws, regulations and rules. The Company Balance Sheet reflects an adequate reserve for all Taxes for which the Company may be liable for all taxable periods and portions thereof through the date thereof. The Company has not waived any statute of limitations in respect of Taxes of the Company. No material deficiencies for any Taxes have been proposed, asserted or assessed against the Company, no requests for waivers of the time to assess any such Taxes have been granted or are pending, and there are no Tax

Liens upon any assets of the Company (except for liens for ad valorem Taxes not yet delinquent and other Taxes not yet due and payable). There are no current examinations of any Tax Return of the Company being conducted by any Governmental Entity and there are no settlements of any prior examinations which could reasonably be expected to adversely affect any taxable period for which the statute of limitations has not run. The Company is not a party to a Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, Tax partnership agreement or similar agreement or arrangement. The Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all respects timely withheld from employee wages and paid over such taxes to the appropriate Governmental Entity. As used herein, "Tax" or "Taxes" shall mean all taxes of any kind, including those on or measured by or referred to as federal, state, local or foreign income, gross receipts, property, sales, use, ad valorem, franchise, profits, license, withholding, payroll, alternative or added minimum, employment, estimated, excise, transfer, severance, stamp, occupation, premium, value added, or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity. As used herein, "Tax Return" shall mean any return, report, statement or information required to be filed with any Governmental Entity with respect to Taxes.

         (b) No amount that could be paid (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement to any Person who is properly characterized as a "disqualified individual" (as such term is defined by the IRS in proposed Treasury Regulation section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or other Company Benefit Plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in section 280G(b)(1) of the Code).

         (c) The Company has not filed a consent under Code ss.341(f) concerning collapsible corporations. The Company is not and has never been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company has disclosed on its federal income Tax returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Company (i) is not a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or (ii) has no liability for the Taxes of any Person (other than the Company) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         4.18 Governmental Authorizations. The Company holds, and on the Closing Date will hold, all the necessary, regular and valid licenses and authorizations from any Governmental Entity required to own its properties and assets and operate its business, and each such authorization is validly issued and in full force and effect.

         4.19 Insurance. The Company has in full force and effect the liability and casualty insurance, errors and omissions insurance, workers compensation, life insurance and employee fidelity insurance insuring the properties, business, assets, employees and officers and/or directors of the Company as described in Schedule 4.19. The Company is not in default in any material respect with respect to such insurance policies, and the Company has not failed to give any notice or present any claim under any policies in due and timely fashion.

         4.20 Brokers. Neither Sellers nor the Company has any obligation or liability to pay any fees or commission to any broker, finder, agent or similar Person, with respect to the transactions contemplated by this Agreement.

         4.21 Bank Accounts. All bank or other financial institution accounts of the Company are described in Schedule 4.21, and such Schedule also lists all Persons with check writing authority on behalf of the Company.

         4.22 Employees. Schedule 4.22 is a true and complete list of all employees of the Company showing each of their names and their current annual base salary rates. Except as set forth in Schedule 4.22, the employment of all employees of the Company is terminable at will by the Company without any penalty or severance obligations incurred by the Company. Schedule 4.22 also includes all employees of the Company who are on annual leave pursuant to the Family and Medical Leave Act of 1993.

         4.23 Employee Benefit Plans. As used in this Section 4.23, the term "Employer" shall mean the Company as defined in the preamble of this Agreement and any member of a controlled group or affiliated service group, as defined in sections 414(b), (c), (m) and (o) of the Code, or section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") of which the Company is a member. As used in this Agreement, "Company Benefit Plan" shall mean (1) any employee welfare benefit plan or employee pension benefit plan as defined in sections 3(1) and 3(2) of ERISA, including a plan that provides retirement income or results in deferrals of income by employees for periods extending to their terminations of employment or beyond, and a plan that provides medical, surgical or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment, and (2) any other employee benefit agreement or arrangement that is not an ERISA plan, including any deferred compensation plan, incentive plan, bonus plan or arrangement, stock option plan, stock purchase plan, stock award plan, golden parachute agreement, severance pay plan, dependent care plan, flexible benefit plan, cafeteria plan, employee assistance program, scholarship program, employment contract, retention incentive agreement, noncompetition agreement, consulting agreement, confidentiality agreement, vacation policy, or other similar plan or agreement or arrangement that has been maintained by, participated in, or contributed to by the Employer at any time during the three-year period ending on the date of this Agreement, or with respect to which the Employer may have any liability.

         (i) Schedule 4.23 contains a complete and correct list of all Company Benefit Plans. With respect to each Company Benefit Plan, except as disclosed in Schedule 4.23, to the extent applicable: (A) the plan is in compliance with the Code and ERISA, including all reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA;
         (B) the appropriate Form 5500 has been timely filed for each year of its existence or a "top-hat" statement was timely filed with the Department of Labor pursuant to Department of Labor Regulation section

         2520.104-23; (C) there has been no transaction described in section 406 or section 407 of ERISA or section 4975 of the Code unless exempt under section 408 of ERISA or section 4975 of the Code, as applicable; (D) the bonding requirements of section 412 of ERISA have been satisfied;
         (E) there is no issue pending nor any issue resolved adversely to the Employer which may subject the Employer to the payment of a penalty, interest, tax or other amount; (F) each Company Benefit Plan can be unilaterally terminated or amended by the Employer on no more than 90 days notice; (G) all contributions or other amounts payable by the Employer as of the Closing Date with respect to each Company Benefit Plan have either been paid or accrued in the Employer's most recent financial statements; and (H) no notice has been given or received by the Employer of an increase or proposed increase in the cost of the plan. There are no pending or, to the Knowledge of Sellers and the Company, threatened or anticipated claims (other than routine claims for benefits), actions, arbitrations, audits, investigations or suits by, on behalf of, against or relating to any Company Benefit Plan or their related trusts. With respect to each Company Benefit Plan, the Company has provided to Buyer, to the extent required by ERISA, true and correct copies of each of the following documents:

                           (A) the  Company  Benefit  Plan  and  any  amendments
                  thereto (or if the Company Benefit Plan is not a written agreement, a description thereof);

                           (B) the three most recent  annual  Form 5500  reports
                  filed with the Internal Revenue Service ("IRS");

                           (C) a  written  summary  of the  legal  basis  for an
                  exemption from the obligation to file annual Form 5500 reports, if such an exemption has been claimed by the Company;

                           (D) the most  recent  summary  plan  description  and
                  summaries of material modifications thereof; and

                           (E) the funding agreement,  if any, that provides for
                  the funding of the Company Benefit Plan. (ii) Neither the Company nor any entity (whether or not incorporated) that was at any time during the six years before the date of this Agreement treated as a single employer together with the Company under section 414 of the Code or section 4001 of ERISA has ever maintained, had any obligation to contribute to or incurred any liability with respect to a pension plan that is or was subject to the provisions of Title IV of ERISA or section 412 of the Code. During the last six years, the Employer has not maintained, had an obligation to contribute to or incurred any liability with respect to a voluntary employees beneficiary association that is or was intended to satisfy the requirements of section 501(c)(9) of the Code. No plan, arrangement or agreement with any one or more employees will cause the Employer to have liability for severance pay as a result of the transactions contemplated by this Agreement, except as disclosed in Schedule 4.23. Except as disclosed in
                  Schedule 4.23, the Employer does not provide employee benefits, including, without limitation, death, post-retirement medical or health coverage (whether or not insured) or contribute to or maintain any employee benefit plan which provides for benefit coverage following termination of employment except as is required by section 4980B(f) of the Code or other similar applicable statute, nor has it made any representations, agreements, covenants or commitments to provide that coverage. Any employee benefit plan that is disclosed on Schedule 4.23 has, at all times since its inception, provided that the sponsor of the plan has the right to amend and terminate the plan at any time without the consent of any party and no statements have been made to plan participants or their dependents that would lead such persons to reasonably conclude the plan may not be amended or terminated without their consent. All Company Benefit Plans that are group health plans have been operated in material compliance with section 4980B(f) of the Code.

                  (iii) Except as set forth in Schedule 4.23, the Company does not maintain or contribute to, and has not maintained or contributed to for the three-year period ending on the date of this Agreement, a pension plan that is intended to qualify under Section 401(a) of the Code or a pension plan described in section 3(2) of ERISA. Any pension plan described in section 3(2) of ERISA previously maintained by the Company was terminated in accordance with ERISA and the Code.

                  (iv) Except as set forth in Schedule 4.23, the transactions contemplated by this Agreement, either alone or in conjunction with another event (such as termination of employment) will not accelerate the time of payment of any contribution to a Company Benefit Plan, accelerate vesting under a Company Benefit Plan, increase the amount of compensation directly or indirectly due any Person from the Employer, or increase the cost of any Company Benefit Plan.

         4.24 Environmental Compliance. Except as disclosed in Schedule 4.24, and except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on the Company, to the Knowledge of Sellers and the Company:

         (a) the Company has complied in all material respects with all Environmental Laws, and there is no existing action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice filed, commenced or, to the Knowledge of Sellers and the Company, threatened against the Company which: (i) asserts or alleges that the Company violated any Environmental Laws;
(ii) asserts or alleges that the Company is required to clean up, remove or take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any Hazardous Materials; or (iii) asserts or alleges that the Company is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any Hazardous Materials; (b) without limiting the generality of the foregoing, to the Knowledge of Sellers and the Company, each of the Company and its Affiliates has obtained and been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in, Environmental Laws;

         (c) no Person has caused or permitted Hazardous Materials to be stored, deposited, treated, recycled or disposed of on, under or at any real property owned, leased, used or occupied by the Company which Hazardous Materials, if known to be present, would require cleanup, removal or some other remedial action under any Environmental Laws;

         (d) there are not now, nor have there previously been, tanks or other facilities on, under, or at the real property which contained any Hazardous Materials which, if known to be present in soils or ground water, would require cleanup, removal or some other remedial action under Environmental Laws;

         (e) there are no conditions existing currently which would subject the Company to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or which require cleanup, removal, remedial action or other response pursuant to Environmental Laws by the Company;

         (f) the Company is not subject to any judgment, order or citation related to or arising out of any Environmental Laws and is not, and has not been, named or listed as a potentially responsible party by any Governmental Entity in a matter related to or arising out of any Environmental Laws;

         (g) there are no agreements with any Person pursuant to which the Company would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such Person, or alleged violation by or other liability or expense of such Person, arising out of any Environmental Law; and

         (h) the Company has provided Buyer copies of all environmental audits, assessments or other evaluations, if any, of the Company or any of its assets, properties or business operations.

         4.25 Related Party Transactions. Except as set forth on Schedule 4.25, there are no currently existing business arrangements, other than employment between the Company and any of Sellers, officers or directors of the Company nor any of their respective Affiliates and there are no continuing obligations owing from the Company to any third Person created by any of Sellers, officers or directors of the Company nor any of their Affiliates. None of Sellers, officers or directors of the Company, nor any of their respective Affiliates owns any material asset, tangible or intangible, which is used in the operation of the business of the Company.

         4.26     Real Properties.

         (a) Schedule 4.26 lists all real property owned, leased or occupied by the Company (the "Real Property"), including the legal description of all land, and all encumbrances thereon, and sets forth a description of all plants, buildings or other structures located thereon. There are now in full force and effect, to the extent legally required, duly issued certificates of occupancy permitting the Real Property and improvements located thereon to be legally used and occupied as the same are now constituted, and the business activities of the Company thereon are, in all material respects, consistent with and permitted under, and not in default of, applicable zoning ordinances, restrictive covenants or other restrictions. To the Knowledge of Sellers and the Company, there is not:

         (i)      any  claim  of  adverse  possession  or  prescriptive   rights
                  involving any of the Real Property;

         (ii) any structure located on any Real Property which encroaches on or over the boundaries of neighboring or adjacent properties; or

         (iii) any structure of any other Person which encroaches on or over the boundaries of any of such Real Property.

To the Knowledge of Sellers and the Company, no public improvements have been commenced and none are planned which in either case may result in special assessments against or otherwise materially adversely affect any Real Property. To the Knowledge of Sellers and the Company, no portion of any of the Real Property has been used as a landfill or for storage or landfill of hazardous or toxic materials. Except as set forth on Schedule 4.26, to the Knowledge of Sellers and the Company, there are no:

         (i)      proposed   increases  in  assessed   valuations  of  any  Real
                  Property;

         (ii) orders requiring repair, alteration or correction of any existing condition affecting any Real Property or the systems or improvements thereto;

         (iii) conditions or defects which could give rise to an order of the sort referred to in clause (ii) above;

         (iv) aboveground or underground storage tanks located on the Real Property;

         (v)      wells located on the Real Property;

         (vi) pending or proposed modifications of zoning or similar laws affecting the Real Property; or

         (vii)    structural,   mechanical,   or  other   defects  of   material
                  significance affecting any of the Real Property.

         (b) No Condemnation or Expropriation. Neither the whole nor any portion of the Real Property is subject to any order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Entity with or without payment of compensation therefor, nor to the Knowledge of Sellers and the Company has any such condemnation, expropriation or taking been proposed.

         (c) Utilities. All utilities, including telephone, sewer and water, electricity and gas necessary for the use of the Real Property, as currently used by the Company, are available, connected and operational.

         4.27 Labor Matters. Except as disclosed on Schedule 4.27,

         (a) the Company is not a party to any collective bargaining agreement or other material contract or agreement with any labor organization or other representative of employees nor is any such contract being negotiated;

         (b) there is no material unfair labor practice charge or complaint pending nor, to the Knowledge of Sellers and the Company, threatened with regard to employees of the Company;

         (c) there is no labor strike, labor dispute, grievance, claim for unfair labor practices, collective bargaining disputes, material slowdown, material work stoppage or other material labor controversy in effect, or, to the Knowledge of Sellers and the Company, threatened against the Company;

         (d) to the Knowledge of Sellers and the Company, as of the date hereof there are no campaigns being conducted to solicit cards from the employees of the Company to authorize representation by any labor organization;

         (e) the Company is not a party to, and is not otherwise bound by, any consent decree with any Governmental Entity relating to employees or employment practices of the Company;

         (f) the Company has not incurred any liability under, and the Company has complied in all material respects with, the Worker Adjustment Retraining Notification Act;

         (g) the Company is in compliance with all applicable agreements, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment of the employees, except where the failure to be in compliance with each such agreement, contract and policy would not, either singly or in the aggregate, have a Material Adverse Effect on the Company;

         (h) there is no complaint, lawsuit or proceeding pending or to the Knowledge of Sellers and the Company, threatened in any forum by any
Governmental Entity, by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against the Company pending, or, to the

Knowledge of Sellers and the Company, threatened, that has, or would have a Material Adverse Effect on the Company;

         (i) there is no ongoing or pending proceeding or investigation under, and the Company has not received any notice of a violation of, the Occupational Safety and Health Act of 1970 and the regulations promulgated thereunder;

         (j) the Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and would not have, a Material Adverse Effect on the Company; and
(x) to the Knowledge of Sellers and the Company, there is no proceeding, claim, suit, action or governmental investigation pending or threatened, in respect of which any current or former director, officer, employee or agent of the Company is or may be entitled to claim indemnification from the Company (A) pursuant to the Company Charter Documents, (B) as provided in any indemnification agreement to which the Company is a party or (C) pursuant to applicable law that, in any such case, has or would have a Material Adverse Effect on the Company; and

         (k) there are no worker's compensation claims pending or, to the Knowledge of Sellers and the Company, threatened against the Company other than claims (A) which are fully covered by insurance or (B) for which adequate accruals have been made in the Company Balance Sheet.

         4.28 Compliance with Laws; Permits. The Company holds all required, necessary or applicable federal, state, provincial, local or foreign permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities, except where the failure to so hold would not have a Material Adverse Effect on the Company (the "Company Permits"). The Company is in compliance with the terms of the Company Permits, except where the failure to so comply would not have a Material Adverse Effect on the Company. The Company has not received notice of any revocation or modification of any of the Company Permits, the revocation or modification of which would have a Material Adverse Effect on the Company. The Company has not violated or failed to comply with any statute, law, ordinance, regulation, rule, permit or order of any Governmental Entity, or any arbitration award or any judgment, decree or order of any Governmental Entity, applicable to the Company or its business, assets or operations, except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of Sellers and the Company, there is no reason the Company (or its successors) would not be able to renew without material expense any of its permits, licenses, or other authorizations required to conduct and use any of the Company's current or planned operations. To the Knowledge of Sellers and the Company, no investigation or review by any Governmental Entity with respect to the Company is threatened, other than those the outcome of which would not have a Material Adverse Effect on the Company.




         4.29 Prospects; Outstanding Commitments; Customers and Suppliers.

         (a) Sellers and the Company have no Knowledge of, nor have any of them been informed of, any existing or anticipated changes in the policies of the customers, suppliers or others with whom the Company transacts business that could affect the availability of materials, or supplies, in any material respect, or of any legislation or regulation, that will have a Material Adverse Effect on the Company. As of the date of this Agreement, Sellers and the Company have no Knowledge of any proposed or contemplated changes in the employment status of any members of management or key employees of the Company.

         (b) All outstanding commitments of the Company for the delivery of goods or the performance of services were made on an arms' length basis, and to the Knowledge of Sellers and the Company there are no facts or circumstances that could have a Material Adverse Effect with respect thereto.

         (c) Schedule 4.29 contains a listing, based on dollar volumes, of the top ten customers of and the top ten suppliers to the Company for the year ended December 31, 2003. No such customer or supplier has advised the Company or any Seller that the amount of business presently being conducted between any such customer or supplier and the Company will be materially reduced in the future.

         4.30 Minute Books. The minute books of the Company, as previously made available to Buyer, contain complete and accurate records of all meetings and accurately reflect all other corporate action of the shareholders and board of directors of the Company. The stock certificate books and stock transfer ledgers of the Company are true and complete.

         4.31 Subchapter S Matters. The Company (i) has made an effective, valid and binding S election pursuant to Section 1362 of the Code, (ii) has maintained its status as an S Corporation pursuant to Section 1361 of the Code without lapse or interruption, and (iii) has made and continuously maintained elections similar to the federal S election in each state or local jurisdiction where the Company does business or is required to file a tax return to the extent such states or jurisdictions permit such elections. The Company neither is nor will or can be subject to the built-in gains tax under Section 1374 of the Code or any similar corporate level tax imposed on the Company by any taxing authority. To the Knowledge of Sellers and the Company, the Company has no Tax item, election, agreement or adjustment which will accelerate or trigger income or deferred deductions of the Company solely as a result of termination of the Company's status as an S Corporation.

         4.32 Absence of Certain Business Practices. Neither the Company nor any officer, employee or agent of the Company has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other Person who is or may be in a position to help or hinder the business of the Company (or to assist the Company in connection with any actual or proposed transaction) which (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect on the assets, business or operations of the Company as reflected in the Financial Statements, or (iii) if not continued in the future, might materially adversely effect the assets, business operations or prospects of the Company or which might subject the Company to suit or penalty in a private or governmental litigation or proceeding.

         4.33 Completeness of Disclosure. No statement of material fact by Sellers or the Company contained in this Agreement and no written statement of material fact furnished or to be furnished by Sellers or the Company to Buyer pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained not misleading.

Disclosure of any fact in any provision of this Agreement or in any Schedule to which reference is made herein shall constitute disclosure thereof for the purposes of all other provisions and Schedules.

                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Company and Sellers as follows:

         5.1 Organization; Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under laws of the State of Colorado and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business or in good standing (individually or in the aggregate) would not have, or would not reasonably be likely to have, a Material Adverse Effect on Buyer. Buyer has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

         5.2      Capital Structure.

         (a) As of the date hereof, the authorized capital stock of Buyer consists of 30,000,000 shares of common stock, par value $.01 per share (the "Buyer Common Stock"), and 5,000,000 shares of preferred stock, par value $.01 per share. At the close of business on October 12, 2004 (i) 6,068,269 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding; (ii) 69,000 shares of Buyer Common Stock were reserved for issuance by Buyer pursuant to options or stock awards granted under the following plans:

                     Plan                         Shares Reserved
                     ----                         ---------------

         Natural Gas Services Group, Inc.             69,000
         1998 Stock Option Plan

(collectively, the "Buyer Stock Plans"); (iii) 70,000 shares of Buyer Common Stock were reserved for issuance pursuant to options or stock awards not yet granted under the Buyer Stock Plans; (iv) 2,468,871 shares of Buyer Common Stock were reserved for issuance pursuant to outstanding warrants; and (v) no shares of Buyer Common Stock were held by Buyer in its treasury. Buyer has no outstanding stock appreciation rights, phantom units, profit participation or similar rights with respect to Buyer. The outstanding Buyer Common Stock is listed on the American Stock Exchange. Except as set forth above, no shares of capital stock or other equity or voting securities of Buyer are reserved for issuance or are outstanding. All of the issued and outstanding shares of capital stock of Buyer are, and all shares of the Buyer Common Stock issuable upon the exercise of stock options, stock awards or warrants will be when issued thereunder, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. At the date of this Agreement, no capital stock has been issued by Buyer since the Buyer Balance Sheet Date, other than
(i) Buyer Common Stock issued pursuant to options or warrants outstanding on or prior to such date in accordance with their terms at such date and (ii) 649,574 shares of Buyer Common Stock issued to CBarney Investments, Ltd. and Mark X Energy Company. Except as provided in Section 9.6 of that certain Securities Purchase Agreement, dated July 20, 2004, between CBarney Investments, Ltd. and Buyer, and except for options described above and warrants described above, as of the date hereof there are no outstanding or authorized securities, options, warrants, calls, rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which Buyer or any of its subsidiaries is a party, or by which any of them is bound, obligating Buyer or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity or voting securities of, or other ownership interests in, Buyer or any of its subsidiaries or obligating Buyer or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are not as of the date of this Agreement and there will not be at the Closing Date any shareholder agreements, voting trusts or other agreements or understandings to which Buyer is a party or by which it is bound relating to the voting of any shares of the capital stock of Buyer.

         (b) The shares of Buyer Common Stock issued as part of the Purchase Consideration (i) will, when issued, be duly authorized, validly issued, fully paid and nonassessable shares of Buyer Common Stock, and not subject to any preemptive rights created by statute, the Buyer Charter Documents, or any agreement to which Buyer is a party or is bound, (ii) will be issued in reliance upon certain exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"), and exemptions from registration and qualification requirements under all applicable state "Blue Sky" securities laws, and (iii) will be "restricted" securities within the meaning of Rule 144 under the Securities Act.

         5.3 Authorization; Enforceability. Buyer has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement by Buyer do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of Buyer or any of its subsidiaries under, any provision of
(i) the articles of incorporation or bylaws of Buyer, each as amended through the date hereof (the "Buyer Charter Documents"), or any provision of the comparable organizational documents of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise or license applicable to Buyer or any of its subsidiaries or their respective properties or assets, or (iii) subject to governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to Buyer or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have, or would not reasonably be likely to have, a material adverse effect on Buyer and would not, or would not reasonably be likely to, materially impair the ability of Buyer to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer or any of its subsidiaries in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby, except for (i) filings in connection, or in compliance, with the provisions of the Securities Act, (ii) the filing with the Securities and Exchange Commission (the "SEC") of such reports under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby, and (iii) the filing with the American Stock Exchange of an application for the listing of the shares of Buyer Common Stock to be issued to Sellers.

         5.4 SEC Documents. Buyer has filed on a timely basis all required reports, schedules, forms, statements and other documents with the SEC since January 1, 2003 (such documents, together with all exhibits and schedules thereto and documents incorporated by reference therein, collectively referred to herein as the "SEC Documents"). As of their respective dates, the SEC

Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Buyer included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of the interim financial statements, to normal year-end audit adjustments). There is no liability or obligation of any kind, whether accrued, absolute, determined, determinable or otherwise, of Buyer or any subsidiary of Buyer that is required by generally accepted accounting principles to be reflected or reserved against or otherwise disclosed in the most recent financial statements of Buyer included in the SEC Documents which is not so reflected or reserved against that individually or in the aggregate would have a Material Adverse Effect on Buyer. For purposes of this Agreement, "Buyer Balance Sheet" means the balance sheet as of June 30, 2004, set forth in Buyer's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004, and "Buyer Balance Sheet Date" means June 30, 2004.

         5.5 Absence of Material Adverse Change. Since the Buyer Balance Sheet Date, there has been no Material Adverse Change in the business, assets, operations or condition, financial or otherwise, of Buyer and its subsidiaries, taken as a whole.

         5.6 No Default. Buyer is not in default, breach or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Buyer Charter Documents; (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Buyer is now a party or by which Buyer or any of its properties, business or assets is bound; or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer, except in the case of clauses (ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on Buyer.

         5.7 No Undisclosed Liabilities. Buyer has no debt, liability or obligation of any kind, whether accrued, absolute, contingent, inchoate, determined, determinable or otherwise (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Buyer giving rise to any such debt, liability or obligation), except for (i) liabilities or obligations which, individually or in the aggregate would not have a Material Adverse Effect on Buyer; (ii) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby; or (iii) liabilities or obligations (A) disclosed or provided for in the Buyer Balance Sheet or (B) disclosed in the SEC Documents filed with the SEC prior to the date of this Agreement.

         5.8 Compliance with Laws; Permits. Buyer and its subsidiaries hold all required, necessary or applicable federal, state, provincial, local or foreign permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities, except where the failure to so hold would not have a Material Adverse Effect on Buyer (the "Buyer Permits"). Buyer and its subsidiaries are in compliance with the terms of the Buyer Permits, except where the failure to so comply would not have a Material Adverse Effect on Buyer. Neither Buyer nor any of its subsidiaries has received notice of any revocation or modification of any of the Buyer Permits, the revocation or modification of which would have a Material Adverse Effect on Buyer. Neither Buyer nor any of its subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, permit or order of any Governmental Entity, or any arbitration award or any judgment, decree or order of any Governmental Entity, applicable to Buyer or any of its subsidiaries or their respective businesses, assets or operations, except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Buyer. To the Knowledge of Buyer, there is no reason Buyer would not be able to renew without material expense any of its permits, licenses, or other authorizations required to conduct and use any of Buyer's current or planned operations. To the Knowledge of Buyer, no investigation or review by any Governmental Entity with respect to Buyer or any of its subsidiaries is threatened, other than those the outcome of which would not have a Material Adverse Effect on Buyer.

         5.9 Brokers. Buyer has not employed and has no obligation or liability to pay any fees or commissions to any broker, finder, agent or similar Person, with respect to the transactions contemplated by this Agreement, except that Buyer has employed and will be solely responsible for the payment of brokerage fees, commissions and any finder's fees to Karifico Consultants, Karifico and R.J. Fisher.

         5.10 No Litigation. There is no suit, action, proceeding or investigation presently pending or, to the Knowledge of Buyer, threatened against or affecting Buyer or any of its subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect on Buyer or prevent, hinder or materially delay the ability of Buyer to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Buyer or any of its subsidiaries which has had, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

         5.11 Financing. Buyer has or will have at Closing sufficient funds available on hand and under existing financing facilities to pay to each holder of Company Shares at the Closing Date the cash portion of the Purchase Consideration and to perform all of its other obligations under this Agreement.

         5.12 Taxes. Buyer has timely filed all federal, state, local and other Tax Returns required to be filed under applicable law, except as individually or in the aggregate would not have a Material Adverse Effect on Buyer. All such Tax

Returns were true and correct in all material respects when filed. Buyer has paid all required Taxes (including any additions to Taxes, penalties and interest related thereto) due and payable on or before the date hereof, except as individually or in the aggregate would not have a Material Adverse Effect on Buyer.

         5.13 Completeness of Disclosure. No statement of material fact by Buyer contained in this Agreement and no written statement of material fact furnished or to be furnished by Buyer to Sellers pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained not misleading.

Disclosure of any fact in any provision of this Agreement or in any Schedule to which reference is made herein shall constitute disclosure thereof for the purposes of all other provisions or Schedules.




                                    ARTICLE 6
                    COVENANTS RELATING TO CONDUCT OF BUSINESS
                            AND ADDITIONAL AGREEMENTS

         6.1 Conduct of Business of the Company.


                  (a) Ordinary Course. During the period from the date of this Agreement to the Closing Date (except as otherwise specifically contemplated by the terms of this Agreement), the Company shall, and Sellers shall cause the Company to, carry on its businesses in the usual, regular and ordinary course in substantially the same manner as conducted at the date hereof, and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Company, in each case consistent with past practice, to the end that their goodwill and ongoing businesses shall be unimpaired to the fullest extent possible at the Closing Date. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, prior to the Closing Date the Company will not, and Sellers will not, without the prior written consent of Buyer, permit or allow the Company to:

                  (i) (A) declare,  set aside or pay any  dividends  on, or make any other distributions (other than distributions to the Sellers for amounts not exceeding their respective U.S. federal income tax liabilities) in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any of its capital stock or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock;

                  (iii) amend the Company Charter Documents;

                  (iv)   acquire  or  agree  to   acquire   (A)  by  merging  or
         consolidating with, or by purchasing a substantial portion of the stock, or other ownership interests in, or assets of, or by any other manner, any business or any corporation, partnership, association, joint venture, limited liability company or other entity or division thereof, or (B) any assets that would be material, individually or in the aggregate, to the Company, except purchases of supplies and inventory in the ordinary course of business consistent with past practice;

                  (v)  sell,  lease,  mortgage,  pledge,  grant  a  Lien  on  or otherwise encumber or dispose of any of its properties or assets, except (A) in the ordinary course of business consistent with past practice or (B) other transactions involving not in excess of $100,000.00 in the aggregate;


                  (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for (1) working capital borrowings under revolving credit facilities incurred in the ordinary course of business, and (2) indebtedness incurred to refund, refinance or replace indebtedness for borrowed money outstanding on the date hereof, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than employees of the Company in the ordinary course of business consistent with past practice;

                  (vii) make or incur capital expenditures in the aggregate in excess of $400,000.00;

                  (viii) make any material election relating to Taxes or settle or compromise any material Tax liability;

                  (ix) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms of liabilities reflected or reserved against in, or contemplated by, the Company Balance Sheet;

                  (x) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company is a party;

                  (xi) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

                  (xii) enter into any new collective bargaining agreement;

                  (xiii) change any accounting  principle used by it, except for
         changes   conforming  to  regulations   promulgated  by  the  Financial
         Accounting Standards Board;

                  (xiv) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises: (A) of litigation where the amount paid in settlement or compromise does not exceed $50,000.00, or (B) in consultation and cooperation with Buyer, and, with respect to any such settlement, with the prior written consent of Buyer;

                  (xv) (A) enter into any new, or amend any existing, severance agreement or arrangement, deferred compensation arrangement or employment agreement with any officer, director or employee, except that, the Company may hire additional employees to the extent deemed by its management to be in the best interests of the Company; provided, that the  Company  may not  enter  into  any  employment  or  severance agreement or any deferred compensation arrangement with any such additional employees; (B) adopt any new incentive, retirement or welfare benefit arrangements, plans or programs for the benefit of current, former or retired employees or amend any existing Company Benefit Plan (other than amendments required by law or to maintain the tax qualified status of such plans under the Code); (C) grant any increases in employee compensation, other than in the ordinary course or pursuant to promotions, in each case consistent with past practice (which shall include normal individual periodic performance reviews and related compensation and benefit increases and bonus payments consistent with past practices); or (D) grant any stock options or stock awards; or

                  (xvi) authorize any of, or commit or agree to take any of, the foregoing actions.

                  (b) Changes in Employment Arrangements. During the period from the date of this Agreement to the Closing Date, the Company shall not adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any Company Benefit Plan) for the benefit of any person, increase the compensation or fringe benefits of any person, or, except as provided in an existing Company Benefit Plan or in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any person or pay any benefit not required by any existing plan, arrangement or agreement.

                  (c) Other Actions. During the period from the date of this Agreement to the Closing Date, neither the Company nor any Seller shall take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of the Company and Sellers set forth in this Agreement becoming untrue in any material respect.

         6.2 Access to Information.

                  (a) Subject to the terms of the Confidentiality  Agreement and
Section 6.2(c), during the period from the date hereof to the Closing Date:

                  (i) The Company and Sellers shall, and shall cause each of their respective officers, employees, counsel, financial advisors and other representatives to, afford to Buyer, and to Buyer's accountants, counsel, financial advisors and other representatives, reasonable access to the Company's properties, books, contracts, commitments and records for the purpose of conducting such inspections and evaluations, including environmental inspections and assessments, as Buyer deems appropriate, and, during such period, the Company and Sellers shall, and shall cause each of their respective officers, employees, counsel, financial advisors and other representatives to, furnish promptly to Buyer,

                           (A) a copy of  each  report,  schedule,  registration
                  statement and other document filed by the Company during such period pursuant to the requirements of federal or state securities laws; and

                           (B) all other  information  concerning  its business,
                  properties, financial condition, operations and personnel as Buyer may from time to time reasonably request so as to afford Buyer a reasonable opportunity to make at its sole cost and expense such review, examination and investigation of the Company as Buyer may reasonably desire to make. The Company and Sellers agree to advise Buyer of all material developments with respect to the Company and its assets and liabilities.

                  (ii) The Company and Sellers agree to request Tullius Taylor Sartain & Sartain, LLP to permit Buyer's accountants to review and examine the work papers of Tullius Taylor Sartain & Sartain, LLP with respect to the Company, and the Company and Sellers will furnish to Buyer such financial and operating data and other information with respect to the business and properties of the Company as Buyer shall from time to time reasonably request.

                  (iii) The Company and Sellers shall notify Buyer promptly of any notices from or investigations by Governmental Entities relating to the Company's business or assets or the consummation of the Purchase. Buyer shall notify the Company and Sellers promptly of any notices from or investigations by Governmental Entities that could materially affect Buyer's consummation of the Purchase.

                  (b) Subject to Section 6.2(c), during the period from the date hereof to the Closing Date:

                  (i) The Buyer shall, and shall cause each of its officers, employees, counsel, financial advisors and other representatives to, afford to Seller, and to Sellers' accountants, counsel, financial advisors and other representatives, reasonable access to the Buyer's properties, books, contracts, commitments and records for the purpose of conducting such inspections and evaluations, including environmental inspections and assessments, as Sellers deem appropriate, and, during such period, Buyer shall, and shall cause each of its officers, employees, counsel, financial advisors and other representatives to, furnish promptly to Sellers,

                           (A) a copy of  each  report,  schedule,  registration
                  statement and other document filed by Buyer during such period pursuant to the requirements of federal or state securities laws; and

                           (B) all other  information  concerning  its business,
                  properties, financial condition, operations and personnel as Sellers may from time to time reasonably request so as to afford Sellers a reasonable opportunity to make at their sole cost and expense such review, examination and investigation of Buyer as Sellers may reasonably desire to make. Buyer agrees to advise Sellers of all material developments with respect to Buyer and its assets and liabilities.

                  (c) Except as required by law, each of the Company, Sellers and Buyer shall, and shall cause their respective directors, officers, employees, accountants, counsel, financial advisors and representatives and affiliates to: (i) hold in confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, all nonpublic information concerning the other party furnished in connection with the transactions contemplated by this Agreement until such time as such information becomes publicly available (otherwise than through the wrongful act of such Person), (ii) not release or disclose such information to any other Person, except in connection with this Agreement to its auditors, attorneys, financial advisors, other consultants and advisors, and
(iii) not use such information for any competitive or other purpose other than with respect to its consideration and evaluation of the transactions contemplated by this Agreement. Any investigation by any party of the assets and business of the other party and its subsidiaries shall not affect any representations and warranties hereunder, any conditions to the obligations of either party or either party's right to terminate this Agreement as provided in
Article 8.

                  (d) In the event of the termination of this Agreement, each party promptly will deliver to the other party (and destroy all electronic data reflecting the same) all documents, work papers and other material (and any reproductions or extracts thereof and any notes or summaries thereto) obtained by such party or on its behalf from such other party or its subsidiaries as a result of this Agreement or in connection therewith so obtained before or after the execution hereof.

         6.3 Reasonable Efforts; Notification.

                  (a) Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, except to the extent otherwise provided in this Section 6.3, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Purchase, and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement; provided, however, that neither the Company nor Buyer shall be under any obligation to take any action to the extent that the Board of Directors of such party shall conclude in good faith, after consultation with and based upon the written advice of their respective outside legal counsel (which advice in each case need not constitute an opinion), that such action would cause a breach of that Board of Directors' fiduciary obligations under applicable law. In connection with and without limiting the foregoing, each of the Company and Buyer and its respective Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Purchase, (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Purchase, take all action necessary to ensure that the Purchase may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Purchase, and (iii) cooperate with each other in the arrangements for refinancing any indebtedness of, or obtaining any necessary new financing for, the Company and Buyer.

                  (b) Notification. The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of the parties or the conditions to the obligations of the parties hereunder.

         6.4 Fees and Expenses. Except as provided in Section 9.2, all fees and expenses incurred in connection with the Purchase, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Purchase is consummated.

         6.5 Public Announcements. The Company and Sellers, on the one hand, and Buyer, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except that each party may respond to questions from shareholders, respond to inquiries from financial analysts and media representatives in a manner consistent with its past practice and make such disclosure as may be required by applicable law or by obligations pursuant to any listing agreement with the American Stock Exchange without prior consultation to the extent such consultation is not reasonably practicable. The parties agree that the initial press release or releases to be issued in connection with the execution of this Agreement shall be mutually agreed upon prior to the issuance thereof.

         6.6 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto.

         6.7 American Stock Exchange. Buyer shall use its reasonable best efforts to list on the American Stock Exchange, upon official notice of issuance, the 609,756 shares of Buyer Common Stock to be issued in connection with the Purchase.

         6.8 Payment of Indebtedness. Sellers will cause all indebtedness owed to the Company by any Seller or any Affiliate of any Seller to be paid in full prior to Closing.

                                    ARTICLE 7
                              CONDITIONS PRECEDENT

         7.1 Conditions to Each Party's Obligation to Effect the Purchase. The respective obligations of each party to effect the Purchase are subject to the satisfaction prior to the Closing Date of the following conditions:

         (a) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, shall have occurred or shall have been obtained.

         (b) American Stock Exchange Listing. The Buyer Common Stock issuable in the Purchase shall have been authorized for listing on the American Stock Exchange, upon official notice of issuance.

         7.2 Conditions to Obligations of Buyer. The obligations of Buyer to effect the Purchase are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Buyer:

                  (a) Obligations. The Company and Sellers shall have performed in all material respects all obligations to be performed by them under this Agreement at or prior to the Closing Date.

                  (b) Representations and Warranties. All of the representations and warranties of the Company and Sellers contained in this Agreement (considered collectively) and each of the representations and warranties of the Company and Sellers contained in this Agreement (considered individually) shall be true and correct in all material respects (disregarding for these purposes any exceptions or supplemental disclosures contained in the certificate delivered to Buyer pursuant to Section 2.4(a)(v) and disregarding any materiality qualifications contained therein) as of the date of this Agreement and as of the Closing Date as if made on and as of such date; provided, that such representations and warranties that are by their express provisions made as of a specific date need be true and correct only as of such specific date.

                  (c) Third Party Consents. All required authorizations, consents or approvals of any third party, the failure of which to obtain would have a Material Adverse Effect on Buyer, assuming the Purchase had taken place, shall have been obtained.

                  (d) Material Adverse Change. There shall not have occurred a Material Adverse Change to the Company.

                  (e) Absence of Proceedings. No claim, suit, action or other proceeding shall be pending or threatened before or by any court, Governmental Entity, arbitrator or other Person against any of the parties to this Agreement
(i) with respect to the transactions contemplated by this Agreement with the object of challenging or preventing the Closing, and no other proceedings shall be pending with such object or to collect damages from Buyer on account thereof,
(ii) which would materially and adversely affect the Company Shares or the assets, property, operations, result of operations, financial condition, or prospects of the Company, and (iii) there shall not have been made or threatened by any Person (other than Sellers to the extent consistent with the matters set forth in Section 4.4) any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity or ownership interest in, the Company, or (b) is entitled to all or any portion of the Purchase Consideration payable for the Company Shares. Without limiting the generality of the foregoing, no suit, action or other proceeding shall be pending before any court or Governmental Entity in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated hereby.

                  (f) Deliveries at Closing. Sellers shall have delivered, or caused to be delivered, to Buyer, the documents, properly executed and dated as of the Closing Date, required by Section 2.4(a).

                  (g) Audited Financial Statements. The Company shall have received the audited financial statements in accordance with and as required by
Section 9.2, together with an accountant's report on such financial statements which shall be unqualified in all respects.

                  (h) Legal Opinion. Buyer shall have received an opinion of counsel to the Company substantially to the effect set forth in Exhibit G.

                  (i) Certifications. The Company shall have furnished Buyer with a certified copy of a resolution or resolutions duly adopted by the Board of Directors of the Company approving this Agreement and consummation of the transactions contemplated hereby.

                  (j) Additional Documents. Buyer shall have been furnished with such certificates, documents and opinions as they may reasonably request.

         7.3 Condition to Obligations of the Company and Sellers. The obligations of the Company and Sellers to effect the Purchase are subject to satisfaction of the following conditions, any or all of which may be waived in whole or in part by the Company and Sellers:

                  (a) Obligations. Buyer shall have performed in all material respects all obligations to be performed by it under this Agreement at or prior to the Closing Date.

                  (b) Representations and Warranties. All of the representations and warranties of Buyer contained in this Agreement (considered collectively) and each of the representations and warranties of Buyer contained in this Agreement (considered individually) shall be true and correct in all material respects (disregarding for these purposes any materiality qualifications contained therein) as of the date of this Agreement and as of the Closing Date as if made on and as of such date; provided, that such representations and warranties that are by their express provisions made as of a specific date need be true and correct only as of such specific date.

                  (c) Material Adverse Change. There shall not have occurred a Material Adverse Change to Buyer.

                  (d) Absence of Proceedings. No claim, suit, action or other proceeding shall be pending or threatened before or by any court, Governmental Entity, arbitrator or other Person against any of the parties to this Agreement with respect to the transactions contemplated by this Agreement with the object of challenging or preventing the Closing, and no other proceedings shall be pending with such object or to collect damages from Sellers on account thereof.

                  (e) Deliveries at Closing. Buyer shall have delivered, or caused to be delivered, to Sellers, the documents, properly executed and dated as of the Closing Date, required by Section 2.4(b).

                  (f) Legal Opinion. The Company shall have received an opinion of counsel to Buyer substantially to the effect set forth in Exhibit H.

                  (g) Certifications. Buyer shall have furnished the Company with certified copies of resolutions duly adopted by the board of directors of Buyer approving this Agreement and the consummation of the Purchase and the transactions contemplated hereby.

                  (h) Additional Documents. The Company and Sellers shall have been furnished with such certificates, documents and opinions as it may reasonably request.



                                    ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. This Agreement may, by written notice given prior to the Closing, be terminated at any time:


                  (a) by mutual written consent of Sellers and Buyer;

                  (b) without liability on the part of any party hereto (unless occasioned by reason of failure of one of the parties hereto to perform its obligations or a default of its representations and warranties hereunder), by either Buyer or Sellers, if the transactions contemplated hereby are not consummated on or before the Closing Date;

                  (c) by Buyer, if Sellers or the Company materially breach or default in the performance of any of their representations, warranties, covenants or obligations hereunder, and either (i) such breach or default in performance shall not have been cured or waived within thirty (30) days after written notice thereof from Buyer to Sellers; or (ii) Sellers shall not have provided reasonable assurance satisfactory to Buyer that such breach or default will be cured on or before the Closing Date;

                  (d) by Sellers, if Buyer shall materially breach or default in performance of any of its representations, warranties, covenants or obligations hereunder, and either (i) such breach or default in performance shall not have been cured or waived within thirty (30) days after notice thereof from Sellers to Buyer; or (ii) Buyer shall not have provided reasonable assurance satisfactory to Sellers that such breach or default will be cured on or before the Closing Date;

                  (e) by Buyer,  if any of the  conditions  set forth in Section
7.1 or Section 7.2 shall not have been fulfilled by the Closing Date in any material respect or if satisfaction of such condition is or becomes impossible (unless the nonfulfillment results primarily from Buyer itself breaching any representation or warranty or failing to perform any covenant or agreement contained in this Agreement) and Buyer has not waived such condition on or prior to the Closing;

                  (f) by Sellers,  if any of the conditions set forth in Section
7.1 or Section 7.3 shall not have been fulfilled by the Closing Date in any material respect or if satisfaction of such condition is or becomes impossible

(unless the nonfulfillment results primarily from the Company or Sellers themselves breaching any representation or warranty or failing to perform any covenant or agreement contained in this Agreement) and Sellers have not waived such condition on or prior to the Closing.

         8.2 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.4 or an extension or waiver pursuant to Section
8.5 shall, in order to be effective, require in the case of the Company or Buyer, action by its Board of Directors or the duly authorized designee of its Board of Directors.

         8.3 Effect of Termination. In the event of termination of this Agreement by either Sellers or Buyer as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any further liability or obligation on the part of Sellers, the Company or Buyer, or any director, officer, employee or shareholder thereof, other than the confidentiality provisions of Sections 6.2(b) and 6.2(c) and the provisions of Sections 4.20, 5.8, 6.4, 8.3, 9.1 and Article 12; provided, however, that any such termination shall not limit or relieve a party's liability or obligation for damages suffered by the other party hereto as a result of such party's breach of any representation, warranty or covenant in this Agreement.

         8.4 Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties.

         8.5 Extension; Waiver. At any time on or prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision or breach of this Agreement, whether or not similar, unless otherwise expressly provided. The failure of any party to this Agreement to assert any of his or its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                    ARTICLE 9
                    SPECIAL PROVISIONS AS TO CERTAIN MATTERS

         9.1 No Negotiation. Provided that Buyer is not in default hereunder, from the date of this Agreement until the earlier date of the Closing or the termination of this Agreement pursuant to Section 8.1, Sellers will not, and will cause the Company and its officers, directors, employees, agents, Affiliates and other representatives not to, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or all or substantially all of the assets of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

         9.2 Audited Financial Statements. Promptly after the execution of this Agreement by all parties hereto, the Company shall engage an independent accounting firm meeting the requirements of Article 2 of Regulation S-X under the Securities Act and who shall otherwise be reasonably satisfactory to Buyer. The Company shall engage such independent accountants for the purpose of authorizing and retaining such firm to conduct, in accordance with generally accepted auditing standards, an audit of the Company's financial statements which shall be prepared in accordance with and satisfy the requirements of Item
2.01 of Form 8-K and Regulation S-X as now or hereafter in effect. All fees and expenses attributable to the audit of the Company's financial statements shall be paid by Buyer; provided, however, Sellers will pay and reimburse Buyer one-half of such fees and expenses if there is no Closing under this Agreement as a result of a Seller's or the Company's breach of Section 9.1 or as a result of any other material breach of this Agreement by Sellers or the Company.


                                   ARTICLE 10
                                 INDEMNIFICATION

         10.1 Indemnification of Buyer. Subject to Section 10.1(d), Sellers agree, jointly and severally, to defend, indemnify and hold harmless Buyer, the Company, and their respective successors and assigns (individually a "Buyer Indemnitee," and collectively the "Buyer Indemnitees") from, against, and in respect of the following:

                  (a) any and all losses, damages, deficiencies or liabilities caused by, resulting or arising from, or otherwise relating to: (i) any breach of the representations and warranties of Sellers or the Company contained in this Agreement or in any instrument, certificate or affidavit delivered by or on behalf of Sellers or the Company at the Closing in accordance with this Agreement; or (ii) any failure by either Sellers or the Company to perform or otherwise fulfill or comply with (X) if this Agreement shall have been terminated, Section 6.3, Section 9.1 or any other covenant, undertaking, agreement or obligation to be performed, fulfilled or complied with by Sellers or the Company prior to or in connection with the Closing or (Y) if the Closing shall occur, any covenant, undertaking or other agreement or obligation of Sellers under this Agreement to be performed, fulfilled or otherwise complied with by Sellers after the Closing; and

                  (b) any and all actions, suits, proceedings, claims, liabilities, demands, assessments, judgments, interest, penalties, costs and expenses, including reasonable attorneys' fees, incurred by the Buyer Indemnitees in connection with investigating, defending, settling or prosecuting any action, suit, proceeding or claim against Buyer hereunder, incident to any of the items referred to in Section 10.1(a); provided, that, if any action, suit, proceeding, claim, liability, demand or assessment shall be asserted against any Buyer Indemnitee in respect of which such Buyer Indemnitee proposes to demand indemnification, such Buyer Indemnitee shall notify Sellers thereof within a reasonable period of time after assertion thereof, and such notice shall include copies of all suit, service and claim documents and all other relevant documents in the possession of the Buyer Indemnitee and an explanation of the Buyer Indemnitee's contentions and defenses with as much specificity and particularity as the circumstances permit; provided, further, that the failure of the Buyer Indemnitee to give such notice or provide such documentation shall not relieve Sellers of their obligations under this Section 10.1, if Sellers shall not have been prejudiced thereby (and then solely to the extent thereof). Subject to rights of or duties to any insurer or other third Person having liability therefor, Sellers shall have the right within ten (10) days after receipt of such notice to assume in writing the control of the defense, compromise or settlement of any such action, suit, proceeding, claim, liability, demand, or assessment, including, at their own expense, employment of counsel; provided further, however, that, if Sellers shall have exercised their right to assume such control, the Buyer Indemnitee may, in its sole discretion and at its sole expense, employ counsel to represent it (in addition to counsel employed by Sellers) in any such matter, and in such event counsel selected by Sellers shall be required to cooperate with such counsel of the Buyer Indemnitee in such defense, compromise or settlement for the purpose of informing and sharing information with such Buyer Indemnitee. So long as Sellers are defending in good faith any such claim or demand asserted by a third Person against the Buyer Indemnitee, the Buyer Indemnitee shall not settle or compromise such claim or demand. If Sellers have assumed the defense of any such claim or demand, then they shall not consent to the entry of judgment or enter into any settlement without the prior written consent of the Buyer Indemnitee, which consent shall not be unreasonably withheld. The Buyer Indemnitee shall make available to Sellers or their agents all records and other materials in the Buyer Indemnitee's possession reasonably required by them for their use in contesting any third party claim or demand.

                  (c) Upon notice to Sellers specifying in reasonable detail the basis for such set-off, any indemnification obligation of Sellers hereunder may, at the option of Buyer, be set-off and applied against the outstanding balance of the Promissory Notes due to the affected Sellers, in the amount of such claim for indemnification, as if such indemnification claim had resulted in a reduction of the Purchase Consideration and therefore of the principal balance of the Promissory Notes as of the Closing Date. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Promissory Notes. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

                  (d) Breaches of representations and warranties contained in Sections 4.4, 4.5(b) and 4.6 (as related solely to the Sellers and not to the Company) shall be subject only to several indemnification by the respective Sellers who shall have made and breached such representations and warranties.

         10.2 Indemnification of Sellers. Buyer agrees to defend, indemnify and hold harmless Sellers and their respective successors and assigns (individually a "Seller Indemnitee," and collectively the "Seller Indemnitees") from, against and in respect of the following:

                  (a) any and all losses, damages, deficiencies or liabilities caused by, resulting or arising from or otherwise relating to (i) any breach of the representations and warranties of Buyer contained in this Agreement or in any instrument, certificate or affidavit delivered by or on behalf of Buyer at the Closing in accordance with this Agreement; (ii) any failure by Buyer to perform or otherwise fulfill or comply with: (X) if this Agreement shall have been terminated, Section 6.3 or any other covenant, undertaking, agreement or obligation to be performed, fulfilled or complied with by Buyer prior to or in connection with the Closing; or (Y) if the Closing shall occur, any covenant, undertaking or other agreement or obligation hereunder to be performed, fulfilled or otherwise complied with by Buyer after the Closing or (iii) any obligation or liability with respect to the operation of the Company by Buyer after the Closing;

                  (b) any and all actions, suits, proceedings, claims, liabilities, demands, assessments, judgments, interest, penalties, costs and expenses, including reasonable attorneys' fees, incurred by the Seller Indemnities in connection with investigating, defending, settling or prosecuting any action, suit, proceeding or claim against any Seller Indemnitee hereunder, incident to any of the items referred to in Section 10.2(a); provided, that, if any action, suit, proceeding, claim, liability, demand or assessment shall be asserted against any Seller Indemnitee in respect of which such Seller Indemnitee proposes to demand indemnification, such Seller Indemnitee shall notify Buyer thereof within a reasonable period of time after assertion thereof, and such notice shall include copies of all suit, service and claim documents, all other relevant documents in the possession of the Seller Indemnitee and an explanation of the Seller Indemnitee's contentions and defenses with as much specificity and particularity as the circumstances permit; provided, further, that the failure of the Seller Indemnitee to give such notice or provide such documentation shall not relieve Buyer of its obligations under this Section 10.2 if Buyer shall not have been prejudiced thereby (and then solely to the extent thereof). Subject to rights of or duties to any insurer or other third Person having liability therefor, Buyer shall have the right within ten (10) days after receipt of such notice to assume the control of the defense, compromise or settlement of any such action, suit, proceeding, claim, liability, demand, or assessment, including, at its own expense, employment of counsel; provided, that, if Buyer shall have exercised its right to assume such control, the Seller Indemnitee may, in its sole discretion and at its sole expense, employ counsel to represent it (in addition to counsel employed by Buyer) in any such matter, and in such event counsel selected by Buyer shall be required to cooperate with such counsel of the Seller Indemnitee in such defense, compromise or settlement for the purpose of informing and sharing information with such Seller Indemnitee. So long as Buyer is defending in good faith any such claims or demands asserted by a third Person against the Seller Indemnitee, the Seller Indemnitee shall not settle or compromise such claim or demand. If Buyer has assumed the defense of any such claim or demand, then it shall not consent to the entry of judgment or enter into any settlement without the prior written consent of the Seller Indemnitee (which consent shall not be unreasonably withheld). The Seller Indemnitee shall make available to Buyer or its agents all records and other materials in the Seller Indemnitee's possession reasonably required by it for its use in contesting any third party claim or demand.

         10.3 Remedies; Specific Performance.

                  (a) The indemnification provisions of this Article 10 are in addition to, and not in lieu or in derogation of, any other rights or remedies any party may have at law or in equity for a breach of any representations, warranties or covenants contained in this Agreement.

                  (b) Each of the parties to this Agreement acknowledges and agrees that Buyer would be damaged irreparably if any of the covenants of Sellers under this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that Buyer shall be entitled to an injunction or injunctions to prevent breaches of the covenants set forth in this Agreement by Sellers and to enforce specifically this Agreement and the terms and provisions hereof in any competent court having jurisdiction over the parties, in addition to any other remedy to which it may be entitled, at law or in equity.

                  (c) No Buyer Indemnitee or Seller Indemnitee shall be entitled to seek indemnification under this Article 10 with respect to any loss, damage, deficiency or liability ("Claim"), unless such Indemnitee notifies the indemnifying party of such Claim in writing within 24 months after the Closing Date.

                  (d) If the total amount of all Claims which the Buyer Indemnitees collectively have the right to assert against Sellers (determined without regard to any materiality qualification contained in any representation or warranty giving rise to such Claim) under this Article 10 ("Buyer Claims") does not exceed an amount equal to one percent of the Purchase Consideration (the "Basket"), then Sellers shall have no obligation under this Article 10 with respect to any such Claim. If the total amount of all Buyer Claims exceeds the Basket, then Sellers' obligations under this Article 10 shall be limited to the amount by which the aggregate amount of all Buyer Claims exceeds the Basket.

                  (e) Except as otherwise provided in this Section 10.3(e), in the absence of fraud or willful misconduct on the part of any of Sellers, the total amount of Sellers' obligations with respect to Buyer Claims shall be limited to an aggregate maximum amount equal to 10 percent of the Purchase Consideration. The total amount of any Seller's obligations with respect to Buyer Claims shall be limited to an aggregate maximum amount equal to 10 percent of the Purchase Consideration received by such Seller. The liability of Sellers with respect to Buyer Claims shall be pro rata among Sellers, based on their respective shares of the Purchase Consideration. Notwithstanding anything in this Section 10.3(e) or elsewhere in this Agreement to the contrary, in no event shall Sellers' obligations be limited in any manner with respect to Buyer Claims arising out of or attributable to a breach of Section 4.4.

                  (f) Notwithstanding any provision of this Agreement to the contrary, Buyer's and Sellers' sole remedy for any breach of any of the provisions of Article 4 (excluding, however, Section 4.4) or 5 shall be to exercise their rights under this Article 10, which shall be subject to the procedures and limitations set forth in this Article 10, excluding however, any cause of action for specific performance.

         10.4 Survival. Notwithstanding any other provision to the contrary in this Agreement, this Article 10 shall survive termination of this Agreement for the period set forth in Section 10.3(c).


                                    ARTICLE 11
                                   TAX MATTERS

         The following provisions shall govern the allocation of responsibility as between Buyer, on the one hand, and Sellers and the Company, on the other hand, for certain Tax matters following the Closing Date:

         11.1 Tax Periods Ending on or Before the Closing Date. The Company shall prepare or cause to be prepared and file or cause to be filed all Tax Returns, reports and other informational statements and documentation for the Company for all periods ending on or prior to the Closing Date, which are required to be filed on, before or after the Closing Date. Sellers shall permit Buyer (with respect to Tax Returns filed after the date hereof and before the Closing Date) or Buyer and the Company shall permit Sellers (with respect to Tax Returns filed after the Closing Date) to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Company shall pay or cause to be paid any Taxes owed by the Company for all periods ending on or before the Closing Date, whether or not such Taxes are shown as owed on the appropriate Tax Returns.

         11.2 Tax Periods Beginning Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. Buyer shall permit Sellers to review and comment on each such Tax Return.

         11.3 Cooperation on Tax Matters.

                  (a) Buyer, the Company and Sellers shall reasonably cooperate, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Article 11 and any audit, litigation or other proceeding with respect to Taxes for which the other party shall have liability therefor under this Agreement. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees reasonably available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company shall retain all books and records with respect to Tax matters pertinent to the Company relating to any Tax period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective Tax periods, and to abide by all record retention agreements entered into with any taxing authority.

                  (b) Buyer, the Company and Sellers further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

                  (c) Buyer, the Company and Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

         11.4 Tax Sharing Agreements. Sellers shall cause the Company to terminate as of the Closing all tax sharing agreements or similar agreements with respect to or involving the Company, and as of the Closing Date and thereafter, the Company shall not be bound thereby or have any liability under any such agreement or arrangement.

         11.5 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes incurred in connection with this Agreement shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will join in the execution of any such Tax Returns and other documentation.

         11.6     Section 338(h)(10) Election.

         (a) Following the Closing, and if requested by Buyer in its sole discretion, Sellers will timely file with Buyer an election under Section 338(h)(10) of the Code, electing to treat the acquisition of the Company Shares as an asset purchase. Sellers agree to execute and deliver to Buyer any documents required to be executed by Sellers in connection with such election.

         (b) In accordance with the provisions of Section 2.2(d) Buyer shall pay to Sellers an amount (the "338 Adjustment") which shall be equal to the sum of
(i) the difference between the total federal and state income taxes payable by Sellers and the Company as a result of the sale of the Company Shares and the amount of such federal and state income taxes that Sellers and the Company would have paid but for the Section 338(h)(10) election made pursuant to the terms of this Agreement, and (ii) a gross up amount equal to the federal and state income taxes payable by Sellers as a result of their receipt of the 338 Adjustment. The amount of federal and state taxes that are actually paid and that would have been paid shall be calculated using the highest applicable marginal rates.

         (c) Sellers shall, at their expense, prepare and file the final "S" corporation, short period Tax Return for the Company for the period from January 1, 2004, to the Closing Date (the "Final Return"). Sellers shall provide to

Buyer a draft of the Final Return along with the Sellers' calculation of the amount of the 338 Adjustment and supporting document for such calculations, no later than 120 days following Closing.

         (d) The total Purchase Consideration paid for the Company Shares, as described in Section 2.1, shall for purposes of the 338(h)(10) election be allocated among the assets of the Company including contracts in progress based on a fair market value balance sheet of the Company as of the Closing Date with any excess purchase price being allocated to the Company's goodwill. Within 90 days after the Closing Date, Buyer will provide Sellers with a statement of the allocation of the Purchase Consideration. Sellers and Buyer will jointly be responsible for preparing and filing all documents and materials, including the statement pursuant to Section 1060 of the Code (the "Allocation Statement"), necessary in connection with the making of the 338(h)(10) election, and any similar elections under state or local law. Sellers and Buyer will file all reports and returns filed with any Governmental Entity (including the IRS) in a manner consistent with the 338(h)(10) election, the valuation of the assets determined as provided above in the Allocation Statement.

         (e) If the actual federal, state and local taxes payable by Sellers as a result of the sale of the Company Shares are ultimately determined to be greater than the amount of the 338 Adjustment then Buyer shall pay to the Sellers the sum of (i) the amount of such difference, and (ii) the gross amount equal to all federal, state, and local taxes payable by Sellers as a result of their receipt of the amount as calculated under clauses (i) and (ii) of this subparagraph (e). If the Sellers' actual taxes are ultimately determined to be less than the amount of the 338 Adjustment, then Sellers shall pay to Buyer the excess of the 338 Adjustment previously paid to Sellers over the amount the 338 Adjustment would have been if the Sellers' taxes had been as finally determined. Sellers agree to furnish Buyer with a calculation of the revised 338 Adjustment amount and supporting evidence of any final determination of the Sellers' actual taxes within thirty (30) days after same has occurred, and payment shall be made under this paragraph within thirty (30) days after the information is furnished to Buyer.


                                   ARTICLE 12
                               GENERAL PROVISIONS

         12.1 Survival of Representations and Warranties. All of the representations and warranties of the parties hereto (other than the Company) contained in this Agreement shall survive the Closing and shall continue in full force and effect for the period set forth in Section 10.3(c). Any claims with respect to the foregoing sentence under Section 10.1 and Section 10.2 must be asserted in writing with reasonable particularity by the party making such claims within the applicable survival period. The representations and warranties of the Company shall not survive the Closing.

         12.2 Survival of Covenants and Agreements. The respective covenants and agreements of the parties contained in this Agreement shall survive the Closing without limitation as to time. Any claims as to a breach of a covenant or agreement under Article 10 or Article 11 must be asserted in writing with reasonable particularity by the party making such claim.

         12.3 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The words "hereof', "herein" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         12.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         12.5   Entire   Agreement;    No   Third-Party    Beneficiaries.    The
Confidentiality Agreement and this Agreement (including the Exhibits and Schedules hereto and the documents and instruments referred to herein) (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) are not intended to confer upon any Person other than the parties any rights or remedies hereunder.

         12.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         12.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Buyer may assign its rights to purchase the Company Shares, but not any of its obligations under this Agreement, to one of its Affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         12.8 Enforcement of the Agreement. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court in the United States having competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         12.9 Performance by Company. Sellers hereby agree to cause the Company to comply with its obligations under this Agreement.

         12.10 Severability. If any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         12.11 Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement and the other ancillary documents. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

         12.12 Notices. All notices, requests, demands, claims and other communications required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery (effective upon delivery), (b) facsimile (effective on the next day after transmission), (c) recognized overnight delivery service (effective on the next day after delivery to the service), or (d) registered or certified mail, return receipt requested and postage prepaid (effective on the third day after being so mailed), in each case addressed to the intended recipient as set forth below:

         If to Buyer:

                  Natural Gas Services Group, Inc.
                  2911 S. County Road 1260
                  Midland, Texas 79706
                  Attention:  Wallace C. Sparkman
                  Facsimile:  (432) 563-5567
                  With a copy (which shall not constitute notice) to:

                  Lynch, Chappell & Alsup
                  300 N. Marienfeld, Suite 700
                  Midland, Texas 79701
                  Attention:   Thomas W. Ortloff
                  Facsimile:   (432) 683-8346

         If to Sellers:

                  Paul D. Hensley
                  3005 N. 15th Street
                  Broken Arrow, Oklahoma 74012

                  With a copy (which shall not constitute notice) to:

                  John L. Shafer III
                  5918 E. 31st Street
                  Tulsa, Oklahoma 74135
                  Facsimile:   (918) 627-5782


                  Tony Vohjesus
                  5863 E. Hunter Lane
                  Claremore, Oklahoma 74019

                  With a copy (which shall not constitute notice) to:

                  John L. Shafer III
                  5918 E. 31st Street
                  Tulsa, Oklahoma 74135
                  Facsimile:   (918) 627-5782


                  Jim Hazlett
                  10601 E. County Road, Apt. #104
                  Midland, Texas 79706

                  With a copy (which shall not constitute notice) to:

                  John L. Shafer III
                  5918 E. 31st Street
                  Tulsa, Oklahoma 74135
                  Facsimile:   (918) 627-5782


Any party may change his or its address for receiving notices by giving written notice of such change to the other parties in accordance with this Section 12.12.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


                                                NATURAL GAS SERVICES GROUP, INC.


                                                By:  /s/ Wallace C. Sparkman
                                                   -----------------------------
Wallace C. Sparkman, President




                                                SCREW COMPRESSION SYSTEMS, INC.


                                                By:  /s/ Paul D. Hensley
                                                   -----------------------------
                                                   Paul D. Hensley, President


                                                     /s/ Paul D. Hensley
                                                --------------------------------
                                                Paul D. Hensley, individually


                                                     /s/ Tony Vohjesus
                                                --------------------------------
                                                     Tony Vohjesus, individually


                                                     /s/ Jim Hazlett
                                                --------------------------------
                                                     Jim Hazlett, individually

                                  Schedule 4.2


                                  Subsidiaries



None, except with respect to the interest acquired by the Company in the SCS-Jalex Joint Venture (the "Joint Venture"). The Company now owns all interests in the Joint Venture. However, the assets and liabilities of the Joint Venture are in the process of being consolidated with the financial statements of the Company.

                                  Schedule 4.3


                                 Company Shares
                                 --------------



Shares of capital stock of the Company held by Sellers:

1.   Paul D. Hensley. . . . . . . . . . . . . .    70,000 shares

2.   Jim Hazlett. . . . . . . . . . . . . . . .    10,000 shares

3.   Tony Vohjesus. . . . . . . . . . . . . . .    20,000 shares
                                                  -------


Total issued and outstanding shares               100,000

                                  Schedule 4.4


                             Title to Company Shares
                             -----------------------



Title to shares of capital stock of the Company is held by Sellers, as follows:

1.   Paul D. Hensley. . . . . . . . . . . . . .        70,000 shares

2.   Jim Hazlett. . . . . . . . . . . . . . . . . .    10,000 shares

3.   Tony Vohjesus. . . . . . . . . . . . . . .        20,000 shares
                                                      -------


Total issued and outstanding shares                   100,000

                                  Schedule 4.6


                             Conflicting Agreements
                             ----------------------



None, except for such matters as may be contained in the miscellaneous agreements referred to in the Schedules to this Stock Purchase Agreement.

                                  Schedule 4.7


                                  Title Defects
                                  -------------



None, except for such matters as are shown on Fidelity National Title Insurance Company, Owner's Policy No. 1312-242720, effective March 8, 2002, naming Screw Compression Systems, Inc. as the Insured.

                                  Schedule 4.8


                             Condition of Properties
                             -----------------------



None.

                                  Schedule 4.9

                               Material Contracts
                               ------------------



1. Promissory Note, dated December 31, 2003, in the original principal amount of $61,379.00, made by Screw Compression Systems, Inc. payable to the order of Paul
D. Hensley.


2. Promissory Note, dated June 30, 2004, in the original principal amount of $158,349.00, made by Screw Compression Systems, Inc. payable to the order of Paul D. Hensley.


3. Promissory Note, dated December 31, 2003, in the original principal amount of $29,360.00, made by Screw Compression Systems, Inc. payable to the order of Tony Vohjesus.


4. Promissory Note, dated June 30, 2004, in the original principal amount of $27,757.00, made by Screw Compression Systems, Inc. payable to the order of Tony Vohjesus.


5. Promissory Note, dated June 9, 2004, in the original principal amount of $27,632.78, made by Tony Vohjesus payable to the order of Screw Compression Systems, Inc.


6. Promissory Note, dated September 7, 2000, in the original principal amount of $1,000,000, made by Screw Compression Systems, Inc. payable to the order of Security Bank, Tulsa, Oklahoma and maturing on September 1, 2004, together with:

         (1)      Loan Agreement dated September 7, 2000

         (2)      Guaranty  Agreement  dated  September  7, 2000 from  Marget E.
                  Hensley

         (3)      Acknowledgment of Co-Guarantor from Marget E. Hensley

         (4)      Guaranty  Agreement  dated  September  7,  2000  from  Paul D.
                  Hensley

         (5) Security Agreement dated September 7, 2000 between Screw Compression Systems, Inc. and Security Bank (covering accounts, inventory, equipment, fixtures, general intangibles, farm products, proceeds)

         (6) Security Agreement dated September 7, 2000 between Screw Compression Systems, Inc. and Security Bank (covering $200,000 certificate of deposit)

         (7) UCC-1 financing statement filed with the County Clerk of Rogers County, Oklahoma naming Screw Compression Systems, Inc. as debtor and Security Bank as secured party (covering accounts, inventory, equipment)

         (8) UCC-1 financing statement filed with the County Clerk of __________ County, Oklahoma naming Screw Compression Systems, Inc. as debtor and Security Bank as secured party (covering accounts, inventory, equipment)

         (9) UCC-1 financing statement filed with the County Clerk of __________ County, Oklahoma naming Screw Compression Systems, Inc. as debtor and Security Bank as secured party (covering accounts, inventory, equipment)

         (10)     Agreement to Provide Insurance

         (11)     Commercial   Extension   Agreement  dated  September  2,  2003
                  extending maturity date of note from September 1, 2003 to September 1, 2004, together with:

         (12)     Corporate  Borrowing  Resolutions  for meeting of September 7,
                  2000

         (13) Corporate Extension Agreement dated August 31, 2004, extending maturity to September 1, 2005 (Note No. 71887).


7. Real Estate Mortgage with Power of Sale dated September 28, 2001,  securing a note in the original principal amount of $656,000.00, executed by Screw Compression Systems, Inc., a Texas Corporation, as Mortgagor, in favor of Security Bank, Mortgagee, as shown of record in the Office of the County Clerk of Rogers County, Oklahoma, filed on October 4, 2001 at 2:04 o'clock p.m., and recorded in Book 1322 at Page 601; as modified by Modification of Mortgage executed by Screw Compression Systems, Inc., a Texas Corporation, in favor of Security Bank, securing a note in the original principal amount of $1,520,000.00, dated February 27, 2002, filed March 8, 2002, and recorded in Book 1361 at page 43.

8. Agreement for Conditional Sale of Equipment, dated July 20, 2004, between Screw Compression Systems, Inc. and Valerus Compression Services, LP, together with:

         a) Promissory Note, dated July 20, 2004, in the original principal amount of $118,225.00, made by Valerus Compression Services, LP, to the order of Screw Compression Systems, Inc., together with related Security Agreement, UCC-1, and Collateral Assignment;
         b) Promissory Note, dated August 1, 2004, in the original principal amount of $118,225.00, made by Valerus Compression Services, LP, to the order of Screw Compression Systems, Inc., together with related Security Agreement, UCC-1, and Collateral Assignment;
         c) Promissory Note, dated August 1, 2004, in the original principal amount of $118,225.00, made by Valerus Compression Services, LP, to the order of Screw Compression Systems, Inc.; and,

         d) Promissory Note, dated August1, 2004, in the original principal amount of $118,225.00, made by Valerus Compression Services, LP, to the order of Screw Compression Systems, Inc.;

9. Lease Agreement between The City of Tulsa-Rogers County Port Authority, as Lessor, and King Finishes & Metal Fabricating, Inc., as Lessee, dated June 1, 1999, filed June 21, 1999, recorded in Book 1177 at Page 0561, in the Office of the Rogers County Clerk; assigned by said Lessee (with the consent of said Lessor) on September 28, 2001, in favor of Screw Compression Systems, Inc., as Assignee, now the Lessee, covering the leased premises located in Rogers County, Oklahoma, at 5725 Bird Creek Avenue, Catoosa, Oklahoma.

10. Master Services Agreement between Screw Compression Systems, Inc. and Ocean Energy, Inc.

11. Defined Contribution Prototype Plan and Trust - Non-standardized 401(k) Profit Sharing Plan

12. Purchase Orders with Warren CAT previously disclosed to Buyer.

13. Potential acquisition of approximate thirty percent (30%) interest in equipment company being formed, as previously disclosed to and consented to by Buyer.

14. Any additional such matters referred to in any other Schedule annexed to this Stock Purchase Agreement.

                                  Schedule 4.12

                                     Leases
                                     ------



1. Lease Agreement between The City of Tulsa-Rogers County Port Authority, as Lessor, and King Finishes & Metal Fabricating, Inc., as Lessee, dated June 1, 1999, filed June 21, 1999, recorded in Book 1177 at Page 0561, in the Office of the Rogers County Clerk; assigned by said Lessee (with the consent of said Lessor) on September 28, 2001, in favor of Screw Compression Systems, Inc., as Assignee, now the Lessee, covering the leased premises located in Rogers County, Oklahoma, at 5725 Bird Creek Avenue, Catoosa, Oklahoma.

2. Expired Lease (primary term expired on 12/21/2003), now a month-to-month tenancy, between the Fisk Trust, as Landlord, and Screw Compression Systems, Inc., as Tenant, covering office and warehouse space, at 900 W. Pinion St., Farmington, New Mexico.

3. Month-to-month tenancy, between VIP Unlimited, as Landlord, and Screw Compression Systems, Inc., as Tenant, covering sales office, at 1004 N. Big Spring, Suite 104, Midland, Texas.

4. Month-to-month tenancy, between Wayne Vanaman, as Landlord, and Screw Compression Systems, Inc., as Tenant, covering residential condominium at 8524 N. 125 East Ave., Owasso, Oklahoma.

5. Sub-Lease Agreement between Industrial Leasing Company, a Missouri LLC, as Landlord, and Screw Compression Systems, Inc., as Tenant, dated June 4, 2004, covering the leased premises (office and warehouse) located in Rogers County, Oklahoma, at 5725 Bird Creek Avenue, Catoosa, Oklahoma.

                                  Schedule 4.14

                            Certain Changes or Events
                            -------------------------



1.       Purchase Orders with Warren CAT previously disclosed to Buyer.

2.       Potential  acquisition of approximate  thirty percent (30%) interest in
         equipment  company  being  formed,  as  previously   disclosed  to  and
         consented to by Buyer.

3. Liquidation of CD No. 6494 and distribution of proceeds of $450,000.00 to Sellers, regarding advance to pay accrued income tax liability of Sellers.

                                  Schedule 4.15


                           Liabilities and Obligations
                           ---------------------------




1. Accrued but undetermined liability for gross receipts - compensatory taxes (sales/use taxes) owed to the State of New Mexico.

2. Accrued liability for balance of insurance premiums in the amount of $114,660.00, together with finance charges, financed with Premium Financing Specialists, Inc.

                                  Schedule 4.16

                                   Litigation
                                   ----------



         (1) Joe Cisneros, Plaintiff vs. Screw Compression Systems, Inc., and Paul D. Hensley, Defendants; 238th Judicial District Court of Midland County, Texas, Cause No. CV43086.

         (2) Screw Compression Systems, Inc., Plaintiff, vs. Badger Production Services, L.L.C., a Wyoming limited liability company; and RTG Operating & Measurement, Inc., a Wyoming corporation, Defendants; District Court of Rogers County, State of Oklahoma, Case No. CJ 2002-272.

         (3) Asserted/threatened claim (unfiled) of ex-employee terminated on July 29, 2004.

                                  Schedule 4.17


                                      Taxes
                                      -----



Potential liability for gross receipts - compensatory tax owed to State of New Mexico for which a liability has been carried on the Company Balance Sheet.


                                  Schedule 4.19


                                    Insurance



         Type of Policy            Effective Dates/Coverage            Insurance Company
         --------------            ------------------------            -----------------
1. Commercial Gen. Liability             9/30/04-05                  Arch Specialty Ins. Co.
                                    $1,000,000 per Occur.
                                    $2,000,000 Aggregate

2. Commercial Auto Policy                9/30/04-05                  Chubb Group of Ins. Cos.

3. Commercial Auto Policy                9/30/04-05                  Chubb Group of Ins. Cos.
    (Texas)
4. Workers Compensation                  9/30/04-05                  CompSource (Okla)
   Coverage                             10/10/04-05                  Texas Mutual (Texas)
                                        10/17/04-05                  NM Mutual (New Mexico)

5. Umbrella Liability                    9/30/04-05                  St. Paul Excess Ins. Co.
     Coverage                       $7,000,000 per Occur.            (increased from $4,000,000)
                                    $7,000,000 Aggregate

6. Property Coverage                     9/28/04-05                  Chubb Group of Ins. Cos.

     Building-5725 Bird Creek            $2,500,000
     Contents (Blanket)                  $4,000,000
       5725 Bird Creek, Catoosa, OK
       5757 Bird Creek, Catoosa, OK
       1004 N. Big Spring, Midland, TX
       900 W. Pinion, Farmington, NM

7. Fidelity Bond (401(k) Plan)           9/19/03-06                  Travelers Ins. Co.

                                  Schedule 4.21

                                  Bank Accounts
                                  -------------


                 Bank Accounts at Security Bank, Tulsa, Oklahoma


      Account Description                                         Account Number
--------------------------------                                  --------------

1.       CD                                                         6494
2.       CD                                                         6495
3.       Checking - Operating                                       1007289
4.       Checking - Money Market                                    1007351
5.       Loans - Building                                           800456092490
6.       Loans - Vehicle                                            800456091572
7.       Line of Credit                                             800456085624



Persons with check writing authority on behalf of the Company:

Paul Hensley and Tony Vohjesus

                                  Schedule 4.22

                                    Employees
                                    ---------



As previously delivered to Buyer.

                                  Schedule 4.23


                              Company Benefit Plans
                              ---------------------



1. Screw Compression Systems Premium Only Plan (Section 125 Plan)

2. Screw Compression Systems, Inc. 401(k) Plan (401(k) Plan)

                                  Schedule 4.24


                               Hazardous Materials
                               -------------------



None, except with respect to Section 4.24(d), there are above ground storage tanks and containers/drums for storage of oil, used oil, paint materials/paint waste/paint solvents, and paint booth filters, none of which require cleanup, removal or other remedial action.

                                  Schedule 4.25


                           Related Party Transactions
                           --------------------------



None,  except for the Promissory Notes referred to in Paragraphs 1-5 of Schedule
4.9 of this Stock Purchase Agreement.

                                  Schedule 4.26


                                  Real Property
                                  -------------



For interests in real properties see Schedule 4.12 Leases.

In addition, the lease described in Schedule 4.12, to-wit:

Lease Agreement between The City of Tulsa-Rogers County Port Authority, as Lessor, and King Finishes & Metal Fabricating, Inc., as Lessee, dated June 1, 1999, filed June 21, 1999, recorded in Book 1177 at Page 0561, in the Office of the Rogers County Clerk; assigned by said Lessee (with the consent of said Lessor) on September 28, 2001, in favor of Screw Compression Systems, Inc., as Assignee, now the Lessee,

covers the leased premises located in Rogers County, Oklahoma, at 5725 Bird Creek Avenue, Catoosa, Oklahoma, more particularly described on Exhibit "1" to this Schedule 4.26,

and such leasehold is encumbered by the following mortgage:

Real Estate  Mortgage with Power of Sale dated  September  28, 2001,  securing a note in the original principal amount of $646,000.00, executed by Screw Compression Systems, Inc., a Texas corporation, as Mortgagor, in favor of Security Bank, Mortgagee, as shown of record in the Office of the County Clerk of Rogers County, Oklahoma, filed on October 4, 2001 at 2:04 o'clock p.m., and recorded in Book 1322 at Page 601; as modified by Modification of Mortgage executed by Screw Compression Systems, Inc., a Texas corporation, in favor of Security Bank, securing a note in the original principal amount of $1,520,000.00, dated February 27, 2002, filed March 8, 2002, and recorded in Book 1361 at page 43.

                                   EXHIBIT "1"

                                To Schedule 4.26
                                ----------------



         A tract of land  that is part of the SW/4 of  Section 5 and the SE/4 of
Section 6, T-20-N, R-15E, Rogers County, Oklahoma, said tract of land being more particularly described as follows, to-wit:

         Starting at the Southwest corner of said Section 5; thence, due North for 1179.56'; thence due East for 126.34' to the 'Point of Beginning' of said tract of land; thence N 36(0) 59' 43" W for 570.42'; thence N 53(0) 00' 17" E for 481.39';  thence S 36(0) 59' 43" E for 570.42'; thence S 53(0) 00' 17" W for
481.39' to the 'Point of Beginning' of said tract of land. Said tract of land being 6.30 acres.

                                  Schedule 4.27


                                  Labor Matters
                                  -------------



None, except with respect to Section 4.27(h), see Schedule 4.16 Litigation, item 3.

                                  Schedule 4.29


                             Customers and Suppliers


CUSTOMERS

1.       XTO
2.       KCI
3.       Amoco
4.       Oxy
5.       Greene Energy
6.       Stephens Productions
7.       Midland Air
8.       NA/ Not Material
9.       NA/ Not Material
10.      NA/ Not Material

SUPPLIERS

1.       Warren Cat
2.       Air-X Hemphill
3.       F W Murphy
4.       Arrow Specialties
5.       Stiebel
6.       Frick
7.       Cooler Service Co.
8.       BLM
9.       Keltec
10.      Lewis Industries

                                    EXHIBIT A


                         Certain Officers of the Company



Paul D. Hensley

Tony Vohjesus

Jim Hazlett

Robert Scott

                                    EXHIBIT B


                            Certain Officers of Buyer




Wallace C. Sparkman

Earl Wait

                                    EXHIBIT C

                                 PROMISSORY NOTE



$_____________                   Midland, Texas                 __________, 2004


         FOR VALUE RECEIVED, in the manner, on the dates and in the amounts herein stipulated, Natural Gas Services Group, Inc. (the "Maker"), a Colorado corporation with principal offices at 2911 S. County Road 1260, Midland, Texas 79706, promises to pay to the order of ___________________, an individual residing at _______________________________ ("Payee"), at his address in the
City of Tulsa, Tulsa County, Oklahoma, in lawful money of the United States of America, the sum of _____________________________ ($__________), together with interest on the outstanding principal balance hereof (calculated on the basis of actual days elapsed in a year consisting of 365 days) from date until maturity at a rate equal to four percent (4.00%) per annum.

         Principal on this Promissory Note (this "Note") shall be due and payable in three equal annual installments as follows:

                  (1) $____________ shall be due and payable on ____________ 15,
         2005; $__________ shall be due and payable on __________ 15, 2006; and

                  (2) one final installment of all remaining unpaid principal shall be due and payable in full on _______ 15, 2007.

         Accrued and unpaid interest on the unpaid principal balance of this Note shall be due and payable on the same dates as, but in addition to, the installments of principal.

         Subject to the prior written consent of Payee, Maker may, but shall not be obligated to, make principal payments on this Note:

                  (1) in shares (only whole shares) of Buyer Common Stock valued at the Cash Equivalent Amount Per Share for the purposes of determining the number of shares of Buyer Common Stock to be issued; or

                  (2) by combination of cash and such shares.

         "Cash Equivalent Amount Per Share" means the average of the daily closing prices of Buyer Common Stock on the American Stock Exchange for the twenty consecutive trading days commencing thirty trading days before the due date of any principal payment.

         All past due principal on this Note shall bear interest at the rate of ten percent (10%) per annum until such sums have been paid; provided, however, that in no event shall interest on this Note ever be charged or paid at a rate greater than the maximum nonusurious rate permitted by applicable federal or Texas law from time to time in effect, whichever shall permit the higher lawful rate (the "Highest Lawful Rate"). Interest shall be computed on the basis of the actual number of days elapsed in a year composed of 365 or 366 days, as the case may be. At all such times, if any, as Chapter One ("Chapter One") of the Texas Credit Code shall establish the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated rate ceiling" (as defined in Chapter One ) from time to time in effect.

         If, for any reason whatever, the interest paid or received on this note shall exceed the Highest Lawful Rate, the owner or holder of this note shall refund to the payor or, at the option of such owner or holder, credit against the principal of this note such portion of said interest as shall be necessary to cause the interest actually paid and retained on this note to equal the Highest Lawful Rate. All sums paid or agreed to be paid to the holder or holders hereof for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this note.

         Maker may prepay this Note in whole or in part at any time and from time to time without the payment of any premium or fee. All prepayments hereon shall be applied to the installments of principal in inverse order of their maturities.

         This Note is one of the Promissory Notes referred to in the Stock Purchase Agreement, dated of even date herewith, by and among Screw Compression Systems, Inc., a Texas corporation, __________, __________, Payee and Maker (the "Agreement"), and is subject to the terms and conditions of such Agreement. Reference is made to the Agreement for a statement of the rights, remedies, powers, privileges, benefits, duties and obligations of Maker and Payee under the Agreement. Capitalized terms used herein which are defined in the Agreement shall have such defined meanings unless otherwise defined herein.

         Payment of this Note is secured by that certain Irrevocable Standby Letter of Credit, dated _________, 2004, in the face amount of _________________________ Dollars, issued by Western National Bank, Midland, Texas, naming Payee as beneficiary. Reference is made to the Letter of Credit for a statement of the nature and extent of the security and the rights and obligations of the Maker and Payee thereunder.

         Time is of the essence of this Note. If Maker fails to pay when due any installment of principal and such failure to pay continues for a period of five days after Maker's receipt of written notice from Payee, the holder of this Note may, at such holder's option, declare the entirety of the indebtedness evidenced hereby immediately due and payable and exercise any other available remedies, and failure to exercise any remedy shall not constitute a waiver at any other time.

         If this Note or any installment or part hereof is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court proceeding, whether before or after maturity, the undersigned agrees to pay all costs and expenses of collection, including, but not limited to, reasonable attorneys' fees, incurred by the holder hereof.

         Maker waives notice (including, but not limited to, notice of protest, notice of dishonor, notice of intent to accelerate and notice of acceleration), demand, presentment for payment, protest, diligence in collecting or bringing suit and the filing of suit for the purpose of fixing liability.

         EXECUTED to be effective as of the date and year first written above.


                                               NATURAL GAS SERVICES GROUP, INC.


                                               By:______________________________
                                                  Wallace C. Sparkman, President

                                    EXHIBIT D

                                     RELEASE


         This Release is being executed and delivered in accordance with Section 2.4(a)(ii) of the Stock Purchase Agreement, dated as of _____________, 2004 (the "Agreement"), among Screw Compression Systems, Inc., a Texas corporation (the "Company"), Paul D. Hensley, Jim Hazlett and Tony Vohjesus (Paul Hensley, Jim Hazlett and Tony Vohjesus, each a "Seller"), and Natural Gas Services Group, Inc., a Colorado corporation ("Buyer"). Capitalized terms used in this Release which are defined in the Agreement shall have such defined meanings unless otherwise defined herein.

         Buyer has acquired, or will acquire simultaneously with the execution of this Release, all of the issued and outstanding capital stock of the Company pursuant to the terms of the Agreement.

         Each Seller acknowledges that the execution and delivery of this Release is a condition to Buyer's obligation to purchase the outstanding capital stock of the Company pursuant to the Agreement and that Buyer is relying on this Release in consummating such purchase.

         Each Seller, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, in order to induce Buyer to purchase the outstanding capital stock of the Company pursuant to the Agreement, hereby agrees as follows:

         Each Seller, on behalf of himself and each of his Affiliates and his individual family members (collectively, the "Related Persons"), hereby releases and forever discharges Buyer, the Company and each of their respective past, present and future directors, officers, employees, agents, consultants, advisors or other representatives (collectively, the "Representatives") and their respective Affiliates, stockholders, controlling persons, subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each Seller or any of his respective Related Persons now has, has ever had or may hereafter have against the respective Releasees arising on account of or out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification, contribution or reimbursement from the Company, whether pursuant to the Company's organizational documents, contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release any obligations of Buyer arising under the Agreement or any obligation of the Company which has been disclosed in Exhibit A to this Release.

         Each Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

         Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each Seller, jointly and severally, shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of Sellers or any of their Related Persons of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of Sellers or any of their Related Persons against such third party of any claims or other matters purported to be released pursuant to this Release.

         If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release shall remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Texas without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Release this _____ day of _______________, 2004.




                                         _______________________________________
                                         Paul D. Hensley



                                         _______________________________________
                                         Jim Hazlett



                                         _______________________________________
                                         Tony Vohjesus

                                    Exhibit A
                                       to
                                     Release
                                     -------

                                    EXHIBIT E


                              EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of _________, 2004, is between Natural Gas Services Group, Inc., a Colorado corporation (the "Company"), and __________________, an individual residing in Tulsa, Oklahoma (the "Employee").

         WHEREAS, the Company has acquired, or will acquire simultaneously with the execution of this Agreement, all of the issued and outstanding shares of capital stock of Screw Compression Systems, Inc., a Texas corporation, pursuant to the terms of that certain Stock Purchase Agreement (the "Purchase Agreement"), dated as of _____________, 2004, among Screw Compression Systems, Inc., _____________________, _______________________, Employee, and the Company;

         WHEREAS, it is a condition to consummation of the transactions contemplated by the Purchase Agreement that Employee and the Company enter into an employment agreement on the terms and conditions hereinafter set forth;

         WHEREAS, the Company desires to employ the Employee, and the Employee desires to be employed by the Company, upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Employee hereby agree as follows:

         1. Employment. The Company agrees to employ the Employee, and the Employee agrees to enter the employ of the Company, upon the terms and subject to conditions herein provided.

         2. Term. The employment of the Employee shall be for a period (referred to herein as the "Employment Term") commencing on the date of this Agreement and ending on the earlier of (i) _____________, 2007; (ii) the effective date of any "Fundamental Change" with respect to the Company; or (iii) the date of termination of Employee's employment pursuant to Section 5 hereof.

         For purposes hereof, a "Fundamental Change" shall occur with respect to the Company on the effective date of any dissolution, merger, consolidation, sale of all or substantially all of the Company's assets, recapitalization or any other type of transaction which results in at least 50% of the Company's common stock being changed into, or exchanged for, different securities of the Company, as applicable, or other securities or interests in other persons or entities.

         3. Position and Duties.

         (a) Position. During the Employment Term, the Employee shall serve as ____________ of the Company. In such capacity, the Employee shall have such duties, functions, responsibilities, and authority customarily appertaining to the position of __________ of a corporation; subject, however, to applicable restrictions imposed by the bylaws of the Company and to the directives of the Board of Directors of the Company.

         (b) Duties. During the Employment Term, the Employee shall devote his full time, skill and attention, and his best efforts during normal business hours to, and in furtherance of, the business and affairs of the Company and its subsidiaries and affiliates (collectively, the "Related Parties"); except for usual, ordinary and customary periods of vacation and absence due to illness or other disability; provided, however, that Employee may, subject to the Company's code of ethics and conflict of interest policies as in effect from time to time, devote reasonable periods of time in connection with the following activities, if such activities do not materially interfere with the performance of Employee's duties and services hereunder and do not consume more than 10% of Employee's working hours:

                  (i) serving as a director or a member of a committee of any organization, if serving in such capacity does not involve any conflict with the business of the Related Parties and such organization is not in competition in any manner whatsoever with the business of the Related Parties;

                  (ii) fulfilling speaking engagements;

                  (iii) engaging in charitable and community activities; and

                  (iv) managing his personal investments so long as such investment activities do not constitute an actual or potential conflict of interest with the business of the Related Parties and comply with the provisions in Section 6.

         4. Compensation and Related Matters.

         (a) Base Salary. The Company shall pay to Employee a base salary at the rate of not less than $________ per annum. This base salary may be reviewed periodically and increases in such base salary may be granted at the sole discretion of the Compensation Committee of the Board of Directors of the Company.

         (b) Benefits. Employee shall, during the Employment Term, be eligible to participate in such insurance, medical and other employee benefit plans of the Company which may be in effect, from time to time, to the extent such plans are generally available to executive officers of the Company.

         (c) Professional Organization Dues. During the Employment Term, the Company shall pay the initiation fees and periodic dues for membership in any professional organizations in which Employee is currently a member, or which are otherwise approved by the Board of Directors of the Company or the Compensation Committee of the Board, and the Company shall pay all charges and expenses, including reasonable travel expenses, incurred by Employee in connection with membership in such organizations.

         (d) Vacations. Employee shall be entitled to take such vacations as he may desire, with pay, provided that such vacations do not interfere with the performance of his duties and services hereunder.

         (e) Expenses. Employee will be reimbursed for reasonable expenses incurred in the performance of his duties and services hereunder and in furtherance of the business of the Related Parties upon presentation by Employee of an itemized account, accompanied by appropriate receipts satisfactory to the Company, in substantiation of such expenses.

         5. Termination of Employment.

         (a) Employee's employment hereunder:

                  (i) shall automatically terminate upon the occurrence of any of the following: (A) the mental or physical incapacity or inability of Employee to perform his duties for a consecutive period of one hundred twenty (120) days or a non-consecutive period of one hundred eighty
         (180) days during any twelve month period; (B) the death of the Employee; or (C) the voluntary resignation or retirement of Employee; and

                  (ii)  may be  terminated  by the  Company,  at any  time,  for
         "cause", which shall mean by reason of any of the following: (A) Employee's conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to any of the Related Parties (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct; (B) malfeasance in the conduct of Employee's duties, including, but not limited to, (1) willful and intentional misuse or diversion of any of the Related Parties' funds, (2) embezzlement, or (3) fraudulent or willful and material misrepresentations or concealments on any written reports submitted to any of the Related Parties, (C) material failure to perform the duties of Employee's employment or material failure to follow or comply with the reasonable and lawful written directives of the Board of Directors of the Company, provided, however, that Employee shall have been informed, in writing, of such material failure and given a period of not more than 60 days to remedy same; or (D) a material breach by Employee of the provisions of this Agreement (including, without limitation, any breach of Section 3(b) of this Agreement).

         (b) Upon any  termination  of  Employee's  employment  pursuant to this
Section 5, all obligations of the Company under this Agreement shall terminate.

         6. Business Opportunities and Intellectual Property; Personal Investments; Covenant not to Compete; Confidentiality. Employee acknowledges that in the course of his employment by the Company and performance of services on behalf of the Related Parties he will become privy to various business opportunities, economic and trade secrets and relationships of the Related Parties. Therefore, in consideration of this Agreement and the consummation of the Transaction, Employee hereby agrees as provided below in this Section 6.

         (a) Business Opportunities and Intellectual Property. The Employee:

                  (i) shall promptly disclose to the Company all business opportunities (including, without limitation, those relating to the business of manufacturing, fabricating, selling, leasing and maintaining of natural gas compressors or the design and manufacture of natural gas flare systems, components and ignition systems) developed by Employee during the Employment Term, or originated by any third party and brought to the attention of Employee during the Employment Term, together with information relating thereto (herein collectively called "Business Opportunities");

                  (ii)  shall  promptly  disclose  to  the  Company  any  ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs and improvements, whether or not patentable or copyrightable (all of the foregoing being hereinafter collectively called "Intellectual Property"), which the Employee discovers, conceives, invents, creates or develops, alone or with others, during the Employment Term, if such discovery, conception, invention, creation or development (A) occurs in the course of the Employee's employment with the Company, or (B) occurs with the use of any of the Related Parties' time, materials or facilities, or (C) in the opinion of the Board of Directors of the Company, relates or pertains in any way to the Related Parties' purposes, activities or affairs;

                  (iii) hereby assigns and agrees to assign to the Company and its successors, assigns or designees, all of the Employee's right, title and interest in and to all Business Opportunities and Intellectual Property that the Employee is obligated to disclose to the Company pursuant hereto; and

                  (iv)  acknowledges and agrees that all Business  Opportunities and Intellectual Property constitute the exclusive property of the Company and accordingly agrees that other than Employee's investment in the Company, Employee will not (directly or indirectly through any family members), and will not permit any of his controlled affiliates to, (A) invest or otherwise participate alongside the Related Parties in any Business Opportunities, (B) invest or otherwise participate in any business or activity relating to a Business Opportunity, regardless of whether any of the Related Parties ultimately participates in such business or activity, or (C) use for any purpose other than on behalf of the Related Parties, any information pertaining to Business Opportunities.

         (b) Personal Investments. Employee agrees that during the Employment Term and the Noncompetition Period, Employee (whether in his own name or in the name of any family members or made by Employee's controlled affiliates) will not make any investments with or in any person or entity (other than the Company) which relates to the business of manufacturing, fabricating, selling, leasing and maintaining of natural gas compressors or the design and manufacture of natural gas flare systems, components and ignition systems.

         (c) Confidentiality Obligations. Employee agrees that during the Employment Term and the Noncompetition Period, Employee will not use, publish, disseminate or otherwise disclose, directly or indirectly, to any person other than the Related Parties and their respective officers, directors and employees, any Business Opportunities, Intellectual Property and any other information heretofore or hereafter acquired, developed or used by any of the Related Parties relating to their business or their operations, properties, prospects, employees, customers, consultants, vendors, joint venture partners or co-investors which constitutes proprietary or confidential information of any of the Related Parties ("Confidential Information"), including, without limitation, any Confidential Information contained in any customer files, contract files, production records, maintenance records, reports and related data, memoranda, notes, records, drawings, manuals, correspondence, financial and accounting information, customer lists, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals or any other documents relating to the business of the Related Parties (collectively, the "Related Parties' Business Records"), but excluding any Confidential Information which has become part of common knowledge or understanding in the natural gas compressor industry or otherwise in the public domain (other than from disclosure by Employee in violation of this Agreement), provided, however, this paragraph (c) shall not be applicable to the extent Employee is required to testify in a judicial or regulatory proceeding pursuant to the order of a judge or administrative law judge after Employee requests that such Confidential Information be preserved.

         (d) Non-Compete Covenant. Employee agrees that during the Employment Term, Employee will not:

                  (i) engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, more than one percent shareholder, officer, director, licensor, lendor, lessor or in any other individual or representative capacity, in any business activity that relates to (A) the business of manufacturing, fabricating, selling, leasing and maintaining of natural gas compressors, (B) the design and manufacture of natural gas flare systems, components and ignition systems, (C) installing and servicing flare stacks and related ignition and control devices or (D) in any other business or activity related to the natural gas compressor industry that is in competition in any manner whatsoever with the business of any of the Related Parties within a 700 mile radius of Tulsa, Oklahoma; provided that, this shall not preclude Employee from:

                           (A) making  investments  in securities of oil and gas
                  companies and natural gas compressor companies which are registered on a national stock exchange, if the aggregate amount owned by Employee and all family members and affiliates does not exceed one percent of such company's outstanding securities; or

                           (B) maintaining his personal  investments (whether in
                  his own name or in the name of any family members) (including, without limitation, his investments in the following controlled affiliates of Employee: ________________________), if such personal investments and controlled affiliates do not engage in any business activity that relates to the business of manufacturing, fabricating, selling, leasing and maintaining of natural gas compressors, or the design and manufacture of natural gas flare systems, components and ignition systems, or the installation and servicing of flare stacks and related ignition and control devices; or

                  (ii) solicit, entice, persuade or induce, directly or indirectly, any employee (or person who within the preceding ninety
         (90) days was an employee) of any of the Related Parties or any other person who is under contract with or rendering services to any of the Related Parties, to terminate his or her employment by, or contractual relationship with, such person or to refrain from extending or renewing the same (upon the same or new terms) or to refrain from rendering services to or for such person or to become employed by or to enter into contractual relations with any Persons other than such person or to enter into a relationship with a competitor of any of the Related Parties.

         (e) For purposes of this Agreement, the term "Noncompetition Period" means the period commencing on the date Employee ceases to be employed hereunder and ending on the second anniversary of such date.

         (f) The invalidity or non-enforceability of this Section 6 in any respect shall not affect the validity or enforceability of this Section 6 in any other respect or of any other provision of this Agreement. If any provision of this Section 6 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and, to the fullest extent permitted by law, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable.

         (g) Employee acknowledges that the Company's remedy at law for any breach of the provisions of this Section 6 is and will be insufficient and inadequate and that the Company shall be entitled to equitable relief, including by way of temporary and permanent injunction, in addition to any remedies the Company may have at law.

         (h) The provisions of this Section 6 shall survive termination of this Agreement.

         (i) The representations and covenants contained in this Section 6 on the part of the Employee will be construed as ancillary to and independent of any other provision of this Agreement, and the existence of any claim or cause of action of the Employee against the Company or any of the other Related Parties or any officer, director or shareholder of the Company or any of the other Related Parties, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants of the Employee contained in this Section 6. In addition, the provisions of this
Section 6 shall continue to be binding upon the Employee in accordance with their terms, notwithstanding the termination of the Employee's employment hereunder for any reason.

         (j) The parties to this Agreement agree that the limitations contained in this Section 6 with respect to time, geographical area and scope of activity are reasonable. However, if any court shall determine that the time, geographical area or scope of activity of any restriction contained in this
Section 6 is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

         7. Business Records. The Employee agrees to promptly deliver to the Company, upon termination of his employment hereunder, or at any other time when the Company so requests, all of the Related Parties' Business Records (and all copies thereof and therefrom). The Employee confirms that all of the Related Parties' Business Records (and all copies thereof and therefrom) constitute the exclusive property of the Company and the other Related Parties. The obligation of confidentiality set forth in Section 6 shall continue notwithstanding the Employee's delivery of any such documents to the Company. Notwithstanding the foregoing provisions of this Section 7 or any other provision of this Agreement, the Employee shall be entitled to retain any written materials received by the Employee in his capacity as a shareholder of the Company. The provisions of this
Section 7 shall continue in effect notwithstanding termination of the Employee's employment hereunder for any reason.

         8. Divisibility of Agreement. If any term, condition or provision of this Agreement is for any reason rendered void, all remaining terms, conditions and provisions shall remain and continue as valid and enforceable obligations of the parties hereto.

         9. Notices. Any notices or other communications required or permitted to be sent hereunder shall be in writing and shall be duly given if personally delivered or sent postage pre-paid by certified or registered mail, return receipt requested, as follows:

                  (a) If to Employee:



                  (b) If to the Company:

                      Natural Gas Services Group, Inc.
                      2911 S. County Road 1260
                      Midland, Texas 79706


Either party may change his or its address for the sending of notice to such party by written notice to the other party sent in accordance with the provisions hereof.

         10. Complete Agreement. This Agreement contains the entire understanding of the parties with respect to the employment of Employee and supersedes all prior arrangements or understandings with respect thereto and all oral or written employment agreements or arrangements between the Company (and any of its subsidiaries) and Employee. This Agreement may not be altered or amended except by a writing, duly executed by the party against whom such alteration or amendment is sought to be enforced.

         11. Assignment. This Agreement is personal and non-assignable by Employee. It shall inure to the benefit of any corporation or other entity with which the Company shall merge or consolidate or to which the Company shall lease or sell all or substantially all of its assets and may be assigned by the Company to any affiliate of the Company or to any corporation or entity with which such affiliate shall merge or consolidate or which shall lease or acquire all or substantially all of the assets of such affiliate.

         12. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement in multiple counterparts as of the day and year first above written.


                                               COMPANY:

                                               NATURAL GAS SERVICES GROUP, INC.


                                               By:______________________________

                                               Wallace C. Sparkman, President



                                               EMPLOYEE:

                                               _________________________________

                                    EXHIBIT F


                             Stockholders' Agreement
                             -----------------------



Natural Gas Services Group, Inc.
2911 South County Road 1260
Midland, Texas 79706

Gentlemen:

         Natural Gas Services Group, Inc. ("NGSG "), a Colorado corporation, is issuing an aggregate of 609,756 shares of its common stock, par value $.01 per share (the "Restricted Securities"), to Paul Hensley, Jim Hazlett and Tony Vohjesus (collectively, the "Sellers" and each individually, a "Seller") as partial consideration for NGSG's purchase (the "Purchase") of all of the issued and outstanding shares of capital stock of Screw Compression Systems, Inc., a Texas corporation, from Sellers pursuant to the Stock Purchase Agreement, dated as of , 2004 (the "Purchase Agreement"). The undersigned understands that the issuance is being made pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and pursuant to exemptions from the registration and other requirements of applicable state securities laws. In order to induce NGSG to consummate the Purchase, Sellers have executed and delivered this Stockholders' Agreement (this "Agreement") to NGSG.

1. Representations, Warranties and Covenants of Each Seller. Each Seller, severally and not jointly, hereby represents, warrants and covenants to NGSG as follows:

         a. Such Seller is acquiring the Restricted Securities for his own account for investment purposes only, and not with a view to, or for resale in connection with, any distribution other than in compliance with the registration requirements under the Securities Act or the securities laws of any state or pursuant to an exemption therefrom.

         b. Such Seller understands that (A) the Restricted Securities (1) have not been registered under the Securities Act or any state securities laws, (2) will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act and state securities laws for an offer and sale of securities not involving a public offering which relate to private purchases and (3) may not be sold, transferred or otherwise disposed of without satisfaction of certain conditions, including registration under, or the availability of an exemption from registration under, the Securities Act and applicable state securities laws, and (B) such Seller must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom. Such Seller further understands that such exemptions depend upon, among other things, the nature of the investment intent of the undersigned expressed herein.

         c. Such Seller has been furnished by NGSG all information (or provided access to all information) regarding the business and financial condition of NGSG, the attributes of the Restricted Securities and the merits and risks of an investment in the Restricted Securities which such Seller has requested to evaluate an investment in the Restricted Securities. Specifically, the undersigned acknowledges that such Seller has had an opportunity to review NGSG 's Annual Report on Form 10-KSB for the year ended December 31, 2003 and Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2004 and June 30, 2004 and the other SEC Documents (as defined in the Purchase Agreement).

         d. Such Seller is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act, and he, or those persons retained by him, has knowledge, skill and experience in financial, business and investment matters relating to an investment of the same nature as the Restricted Securities and is capable of evaluating the merits and risks of such investment and protecting himself in connection with the Purchase and an investment in the Restricted Securities. Such Seller has, to the extent deemed necessary by him retained, at his own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of an investment in the Restricted Securities. Such Seller has examined the SEC Documents, or caused the same to be examined, by his representatives to the extent he deems necessary or appropriate. Such Seller has not received any legal, business, tax or other advice from NGSG, its counsel or other representatives.

         e. Such Seller acknowledges that (i) it has been called to his attention that his investment in the Restricted Securities involves risk and
(ii) he understands that the Restricted Securities to be issued in the Purchase will be an illiquid investment, subject to any future registration pursuant to this Agreement.

         f. No person or entity, other than NGSG, has been authorized to give any information or to make any representations on behalf of NGSG in connection with the Purchase, and, if given or made, such information or representations have not been relied upon by such Seller as having been made or authorized by NGSG. The only representations, warranties and information made by NGSG in connection with the Purchase are those contained in the Purchase Agreement and the SEC Documents.

         g. NGSG has provided such Seller the opportunity to ask questions of, and receive answers from, NGSG concerning the Purchase and the Restricted Securities and to obtain any appropriate additional information necessary to the investment decision being made by him in connection with the Purchase and the Restricted Securities.

         h. Such Seller acknowledges that he has been advised that:

         IN MAKING AN INVESTMENT DECISION REGARDING THE RESTRICTED SECURITIES, HE MUST RELY ON HIS OWN EXAMINATION OF NGSG AND THE TERMS OF THE PURCHASE, INCLUDING THE MERITS AND RISKS INVOLVED.

THE RESTRICTED SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.

         THE RESTRICTED SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFERABILITY SET FORTH IN THIS AGREEMENT.

         The foregoing representations and warranties and undertakings are made by and on behalf of each Seller with the intent that they be relied upon by NGSG in determining each Seller's suitability as an investor. Each Seller hereby agrees that such representations and warranties shall survive his purchase of the Restricted Securities.

2. Standstill. Unless waived in writing by NGSG from time to time, during the period commencing on the Closing Date and ending on the third anniversary thereof, neither Sellers nor any of their respective affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) will:

         (a) acquire or agree, offer, seek or propose to acquire (or request permission to do so), ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of any assets or businesses or any additional securities issued by NGSG, or any rights or options to acquire such ownership (including from a third party), or

         (b) contest any election of directors by the stockholders of NGSG, or

         (c) otherwise act, alone or in concert with others, to induce or attempt to induce any other person to initiate any stockholder proposal or a tender offer for any voting secutrites of NGSG, or

         (d)  enter  into  any   discussions,   negotiations,   arrangements  or
understandings with any third party with respect to any of the foregoing.

3. Restrictions on Transferability; Registration Rights.

         The Restricted Securities shall not be transferable except upon the conditions specified in this Section 3; provided that, notwithstanding any other provision of this Section 3, each Seller shall have the right to transfer any Restricted Securities upon the prior written consent of NGSG. Each transferee shall be subject to the same transfer restrictions imposed on Sellers by this Agreement. All rights and obligations of Sellers set forth in this Section 3 will inure to the benefit of and be binding upon any transferee of the Restricted Securities.

         3.1 Restrictive  Legend.  Unless and until otherwise  permitted by this
Section 3, each certificate for Restricted Securities issued under the Purchase Agreement, and each certificate for any Restricted Securities issued to any subsequent permitted transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, and may be reoffered and sold only if registered pursuant to the provisions of said Securities Act or if an exemption from registration is available."

         3.2 Notice of Proposed Transfers. Prior to any transfer or attempted transfer of any Restricted Securities (other than pursuant to Rule 144 under the Securities Act or registration of the Restricted Securities under the Securities
Act), the Seller of such Restricted Securities shall give written notice to NGSG of such Seller's intention to effect such transfer. Each such notice (i) shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall contain an undertaking by the Seller giving such notice to furnish such other information as may be required, to enable counsel to render the opinions referred to below, and (ii) shall designate the counsel for the Seller giving such notice. Such Seller shall obtain the services of counsel described below at his own expense. The Seller giving such notice shall submit a copy thereof to the counsel designated in such notice. If in the opinion of such counsel, which is reasonably satisfactory to NGSG, the proposed transfer of such Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act, NGSG shall, within ten business days after delivery of such opinion to NGSG, so notify the Seller of such Restricted Securities and such Seller shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such Seller to NGSG. Each certificate evidencing the Restricted Securities thus to be transferred (and each certificate evidencing any untransferred balance of the Restricted Securities) shall bear the restrictive legend set forth in
Section 3.1.

         3.3 Piggy-Back Registration Rights.

         (a) Registration Initiated by NGSG. If NGSG shall determine to register any shares of common stock of NGSG (other than a registration relating to stock options or employee benefit plans, any dividend reinvestment plan, or the acquisition or purchase by or combination by merger or otherwise of NGSG of or with another company or business entity or partnership), whether or not for sale for its own account, NGSG will:

                  (i) promptly give to Sellers written notice thereof (which shall include (to the extent known) a list of the jurisdictions in which NGSG intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                  (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Restricted Securities specified in a written request or requests, made within 20 days after receipt of such written notice from NGSG, by Sellers, except as set forth in
         Section 3.3(b) below.

         (b) Underwriting. If the registration of which NGSG gives notice to Sellers is for a registered public offering involving an underwriting, NGSG shall so advise Sellers as a part of the written notice given pursuant to
Section 3.3(a)(i). In such event, the right of each Seller to registration pursuant to this Section 3.3 shall be conditioned upon each such Seller's participation in such underwriting and the inclusion of each such Seller's Restricted Securities in the underwriting to the extent provided herein. A Seller proposing to distribute shares of his Restricted Securities through such underwriting (together with NGSG and the other holders (if any) distributing their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by NGSG. Notwithstanding any other provision of this Section 3.3, if the lead managing underwriter determines, in good faith, that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of shares of Restricted Securities to be included in the registration and underwriting to the extent such underwriter deems necessary. NGSG shall so advise Sellers, and the number of shares of Restricted Securities that may be included in the registration and underwriting shall be reduced to the number which the underwriter is willing to include in the registration. If a Seller disapproves of the terms of any such underwriting, such Seller may elect to withdraw therefrom by written notice to NGSG and the underwriter.

         (c) Expenses of Registration by the Company. NGSG shall bear all expenses incurred in connection with each registration, qualification or compliance pursuant to this Section 3.3, including, without limitation, all registration, filing and qualification fees, printing expenses, audit fees, fees and disbursements of counsel for NGSG and counsel for the underwriters, if any (unless any such underwriter pays such counsel fees) and reasonable fees and disbursements of one special counsel for Sellers (but excluding underwriter's commissions, fees and expenses allocable to the Restricted Securities of Sellers and fees of independent accountants, if any, for Sellers, which commissions, fees and expenses and fees of accountants shall be borne pro rata (by share) by Sellers and any other offeror employing such accountants in such requested registration).

         (d) Limitations on Registration. NGSG's obligation to effect a registration under Section 3.3(a) shall expire two years from the date of consummation of the Purchase. Notwithstanding any provision to the contrary in this Section 3.3, NGSG shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to Section 3.3 on more than two occasions; provided, however, only registrations which actually include all of the Restricted Securities of Sellers requested to be included shall be counted for this purpose.

         (e) Assignability and Assumption. The registration rights granted to Sellers in this Section 3.3 may be assigned in whole or in part by the holder thereof in connection with any transfer of Restricted Securities provided that
(i) the assignor provides NGSG with written notice of such assignment, and (ii) the assignee of such rights agrees in writing to be bound by the terms and conditions of this Section 3. In the event of a partial assignment, the holders of Restricted Securities shall possess the rights granted in this Section 3.3 pro rata in accordance with the number of shares of Restricted Securities beneficially owned by each of them and each such holder shall be entitled to receive a copy of all notices provided for in this Agreement and to exercise such part of the rights so granted.

         3.4 Registration Procedures. In the case of each registration, qualification or compliance effected by NGSG pursuant to this Agreement pursuant to which Restricted Securities of Sellers are included therein, NGSG will keep Sellers advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, NGSG will:

         (a) keep such registration, qualification or compliance effective for a period of at least 120 days or until Sellers have completed the distribution described in the registration statement relating thereto, whichever first occurs;

         (b) furnish such number of prospectuses and other documents incident thereto as Sellers from time to time may reasonably request;

         (c) list such Restricted Securities on each securities exchange (if any) on which the common stock of NGSG is listed; and

         (d)  provide  to  Sellers  and  their  special   counsel  a  reasonable
opportunity to review in advance the registration statement and all amendments thereto.

         3.5 Indemnification.

         (a) NGSG shall, if Restricted Securities held by Sellers or any other holder of Restricted Securities are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Sellers and each other holder of Restricted Securities, each of their officers and directors, and each person controlling any of Sellers or other holder of
Restricted  Securities,  with  respect to each  registration,  qualification  or compliance which has been effected pursuant to Section 3.3, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements not misleading, and will reimburse Sellers and each other holder of Restricted Securities, each of their officers and directors, and each person controlling any of Sellers or other holder of Restricted Securities, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that NGSG will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to NGSG by Sellers or other holder of Restricted Securities or underwriter specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such party and shall survive the subsequent transfer of shares of common stock of NGSG by the seller thereof and the transfer of any shares of common stock of NGSG which were the subject of such registration, qualification or listing.

         (b) Each of the Sellers and each other holder of Restricted Securities, severally and not jointly, will, if Restricted Securities held by such Seller or other holder of Restricted Securities are included in the securities as to which such registration, qualification or compliance is being effected, indemnify NGSG, each of its directors and officers, each legal counsel and independent accountants of NGSG, each underwriter, if any, of NGSG's securities covered by such registration statement, each person who controls NGSG or such underwriter within the meaning of the Securities Act, and each other holder of common stock of NGSG registering securities of NGSG in such registration, each of its officers and directors and each person controlling such holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse NGSG, such holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to NGSG by such Seller or other holder of Restricted Securities specifically for use therein; provided; however, that (i) the obligations of each Seller and each other holder of Restricted Securities hereunder shall be limited to an amount equal to the proceeds to such Seller or each other holder of Restricted Securities sold as contemplated herein and (ii) the indemnity for untrue statements or omissions described above shall not apply if Sellers or other holder of Restricted Securities providing such written information provide NGSG with such additional written information prior to the effectiveness of the registration as is required to make the previously supplied written information true and complete, together with a description in reasonable detail of the information previously supplied which was untrue or incomplete.

         (c) Each person entitled to indemnification under this Section 3.5 (the "Indemnified Person") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Person has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Person (whose approval shall not unreasonably be withheld), and the Indemnified Person may participate in such defense at such person's expense, and provided further that the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Party of any obligations it may have otherwise than on account of this Section 3.5. After notice from the Indemnifying Party to the Indemnified Person of its election to assume the defense of such claim or litigation, the Indemnifying Party will not be liable to such Indemnified Person for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof other than reasonable costs of investigation, unless the Indemnifying Party abandons the defense of such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Person, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation.

         (d) The indemnification required by this Section 3.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         3.6 Information by Sellers and Other Holders. Sellers or other holders of Restricted Securities included in any registration shall furnish to NGSG such information regarding Sellers or other holders and the distribution proposed by Sellers or other holders as NGSG may reasonably request in writing, and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

4. Appointment and Nomination for Director. Paul D. Hensley shall be appointed to fill the vacancy existing on the Board of Directors at the date hereof, to hold office until the next annual stockholders' meeting at which directors are elected, and in connection with the next annual meeting of stockholders, NGSG will nominate Paul D. Hensley for election as a director to serve for a term the same as the class of directors then standing for election.

5. Miscellaneous.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, notwithstanding principles of conflicts of laws.

         (b) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and may be amended only by a writing executed by all parties hereto.

         (c) This Agreement and the representations and warranties contained herein shall be binding upon the heirs, executors, legal representatives, administrators, successors and permitted assigns of the undersigned.

IN WITNESS WHEREOF, Sellers have executed this Stockholders' Agreement this ___ day of _________________, 2004.



                                 [LIST SELLERS]





                                                ________________________________

                                                ________________________________
                                                     Printed Name of Seller


                                                Address of Seller:

                                                ________________________________
                                                ________________________________
                                                ________________________________






Accepted and Agreed to this ____ day of _____________, 2004:



                                                NATURAL GAS SERVICES GROUP, INC.



                                                By:_____________________________
                                                   Name:________________________
                                                   Title:_______________________

                                    EXHIBIT G


         (i) The incorporation, existence, and good standing of the Company are as stated in the Agreement; the authorized Company Shares are as stated in the Agreement; all outstanding Company Shares are duly and validly authorized and issued, fully paid and non-assessable and have not been issued in violation of any preemptive right of shareholders.

         (ii) The Company has the requisite corporate power and authority to execute, deliver and perform the Agreement, and the Agreement has been duly authorized, executed and delivered by the Company, and (assuming the due and valid authorization, execution and delivery by Buyer) constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (iii) The execution and performance by the Company of the Agreement will not violate the Company Charter Documents and will not violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree known to such counsel to which the Company is a party or to which it or any of its properties or assets may be bound.

         (iv) The Board of Directors of the Company has taken all action required by the Texas Business Corporation Act and the Company Charter Documents to authorize the execution and delivery of the Agreement and the transactions contemplated thereby.

         (v) Sellers have the power and authority to execute, deliver and perform the Agreement, and the Agreement has been duly executed and delivered by Sellers, and (assuming the due and valid authorization, execution and delivery by Buyer) constitutes the legal, valid and binding agreement of Sellers enforceable against Sellers in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (vi) The execution and performance by Sellers of the Agreement will not violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree known to such counsel to which any Seller is a party or to which any Seller or any Seller's properties or assets may be bound.

         (vii) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting the Company, by any Governmental Entity which seek to restrain, prohibit or invalidate the transactions contemplated by the Agreement.

         (vii) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of the Company for consummation of the transactions contemplated by the Agreement.

         In rendering such opinion, counsel for the Company and Sellers may rely as to matters of fact upon the representations of Sellers and of officers of the Company contained in any certificate delivered to such counsel and certificates of public officials.

                                    EXHIBIT H


         (i) The incorporation, existence, and good standing of Buyer are as stated in the Agreement; the authorized shares of Buyer Common Stock are as stated in the Agreement.

         (ii) Buyer has taken all action required by Colorado law and the organizational documents to approve the Purchase and to authorize the execution and delivery of the Agreement and the transactions contemplated hereby.

         (iii) Buyer has the requisite corporate power and authority to execute, deliver and perform the Agreement, and the Agreement has been duly authorized, executed and delivered by Buyer, and (assuming the due and valid authorization, execution and delivery by Sellers and the Company) constitutes the legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (iv) The execution and performance by Buyer of the Agreement will not violate Buyer Charter Documents and will not violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree known to such counsel to which Buyer or any of its subsidiaries is a party or to which they or any of their properties or assets may be bound.

         (v) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting Buyer or any of its subsidiaries, by any Governmental Entity which seek to restrain, prohibit or invalidate the transactions contemplated by the Agreement.

         (vi) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of Buyer for consummation of the transactions contemplated by the Agreement.

         (vii) The shares of Buyer Common Stock that will be issued pursuant to the Agreement have been duly authorized and, when issued and delivered in accordance with the terms and conditions of the Agreement will be validly issued, fully paid and non-assessable.

         In rendering such opinion, counsel for Buyer may rely as to matters of fact upon the representations of officers of Buyer contained in any certificate delivered to such counsel and certificates of public officials.